                                                                   EXHIBIT 4.3

================================================================================

                         CHESAPEAKE ENERGY CORPORATION

                                   as Issuer,


                           THE SUBSIDIARY GUARANTORS,

                                 as Guarantors,

                                      AND

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                                   as Trustee


                          ____________________________


                                   INDENTURE


                           DATED AS OF APRIL 1, 1998


                          ____________________________


                                  $500,000,000


                             SERIES A AND SERIES B
                          9 5/8% SENIOR NOTES DUE 2005

                          ____________________________


================================================================================

                             CROSS-REFERENCE TABLE

TIA SECTION                                                                              INDENTURE SECTION
       310(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
          (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
          (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
          (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
          (a)(5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.08
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.08; 7.10
          (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
       311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
          (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
       312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.05
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.03
          (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.03
       313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
          (b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
          (b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
          (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06; 12.02
          (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
       314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.02; 4.03; 12.02
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
          (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.04
          (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.04
          (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
          (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
          (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.05
          (f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
       315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01(b)
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.05; 12.02
          (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01(a)
          (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01(c)
          (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.11
       316(a)(last sentence)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.09
          (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.05
          (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.02; 6.04; 9.02
          (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.07
          (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
       317(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.08
          (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.09
          (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.04
       318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.01
       318(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12.01

-------------------------
N.A. means Not Applicable
NOTE: This Cross-Reference table shall not, for any purpose, be deemed part of this Indenture.

                               TABLE OF CONTENTS

                                                       ARTICLE ONE

                                        DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.02.    Other Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 1.03.    Incorporation by Reference of Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 1.04.    Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                       ARTICLE TWO

                                                     THE SENIOR NOTES

SECTION 2.01.    Form and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 2.02.    Execution and Authentication . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 2.03.    Registrar and Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 2.04.    Paying Agent to Hold Money in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 2.05.    Holder Lists . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 2.06.    Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 2.07.    Replacement Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 2.08.    Outstanding Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 2.09.    Treasury Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 2.10.    Temporary Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 2.11.    Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 2.12.    Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 2.13.    Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                                      ARTICLE THREE

                                                        REDEMPTION

SECTION 3.01.    Notice to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 3.02.    Selection of Securities to Be Redeemed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 3.03.    Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 3.04.    Effect of Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 3.05.    Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 3.06.    Securities Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 3.07.    Optional Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 3.08.    Equity Offering Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 3.09.    Optional Redemption at Make-Whole Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                       ARTICLE FOUR

                                                        COVENANTS

SECTION 4.01.    Payment of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 4.02.    SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 4.03.    Compliance Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 4.04.    Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 4.05.    Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 4.06.    Waiver of Stay, Extension or Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

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
SECTION 4.07.    Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 4.08.    Maintenance of Properties and Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 4.09.    Limitation on Incurrence of Additional Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 4.10.    Limitation on Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 4.11.    Limitation on Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 4.12.    Limitation on Liens Securing Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 4.13.    Limitation on Sale/Leaseback Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 4.14.    Limitation on Payment Restrictions Affecting Subsidiaries  . . . . . . . . . . . . . . . . . . . . .  32
SECTION 4.15.    Limitation on Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 4.16.    Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                                       ARTICLE FIVE

                                                  SUCCESSOR CORPORATION

SECTION 5.01.    When Company May Merge, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 5.02.    Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                                       ARTICLE SIX

                                                  DEFAULTS AND REMEDIES

SECTION 6.01.    Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 6.02.    Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 6.03.    Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 6.04.    Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 6.05.    Control by Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 6.06.    Limitation on Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 6.07.    Rights of Holders to Receive Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 6.08.    Collection Suit by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 6.09.    Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 6.10.    Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 6.11.    Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                      ARTICLE SEVEN

                                                         TRUSTEE

SECTION 7.01.    Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 7.02.    Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 7.03.    Individual Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 7.04.    Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 7.05.    Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 7.06.    Reports by Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 7.07.    Compensation and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 7.08.    Replacement of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 7.09.    Successor Trustee by Merger, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 7.10.    Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 7.11.    Preferential Collection of Claims Against Company  . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                                      ARTICLE EIGHT

                                                  DISCHARGE OF INDENTURE

SECTION 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 8.02.    Legal Defeasance and Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 8.03.    Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 8.04.    Conditions to Legal or Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 8.05.    Deposited Money and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions .  45
SECTION 8.06.    Repayment to Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 8.07.    Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                                       ARTICLE NINE

                                           AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.    Without Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 9.02.    With Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 9.03.    Compliance with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 9.04.    Revocation and Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 9.05.    Notation on or Exchange of Senior Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 9.06.    Trustee Protected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                                                       ARTICLE TEN

                                                        GUARANTEES

SECTION 10.01.   Unconditional Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 10.02.   Subsidiary Guarantors May Consolidate, etc., on Certain Terms  . . . . . . . . . . . . . . . . . . .  49
SECTION 10.03.   Addition of Subsidiary Guarantors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 10.04.   Release of a Subsidiary Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 10.05.   Limitation of Subsidiary Guarantor's Liability . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 10.06.   Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 10.07.   Execution and Delivery of Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 10.08.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                      ARTICLE ELEVEN

                                                      MISCELLANEOUS

SECTION 11.01.   Trust Indenture Act Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 11.02.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 11.03.   Communication by Holders with Other Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 11.04.   Certificate and Opinion as to Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 11.05.   Statements Required in Certificate or Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 11.06.   Rules by Trustee and Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 11.07.   Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 11.08.   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 11.09.   No Adverse Interpretation of Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 11.10.   No Recourse Against Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 11.11.   Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 11.12.   Duplicate Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 11.13.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

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
         SIGNATURES                 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                55

         EXHIBIT A                FORM OF SENIOR NOTE                                                                 A-1
         EXHIBIT A-1              FORM OF NOTATION ON SENIOR NOTE  RELATING
                                       TO GUARANTEE                                                                 A-1-1
         EXHIBIT B-1              FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE
                                       OF NON-GLOBAL RESTRICTED SECURITY TO
                                       RESTRICTED GLOBAL SECURITY                                                     B-1
         EXHIBIT C                OFFICER'S CERTIFICATE OF NON-DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . C-1


_________________

NOTE:        This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

                 INDENTURE, dated as of April 1, 1998, among CHESAPEAKE ENERGY CORPORATION, an Oklahoma corporation (the "Company"), the SUBSIDIARY GUARANTORS listed as signatories hereto, and United States Trust Company of New York, a New York corporation, as Trustee.

                 Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Company's Series A and Series B 9 5/8% Senior Notes due 2005:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions.

                 "Adjusted Consolidated EBITDA" means the Consolidated Net Income of the Company and its Restricted Subsidiaries for the Reference Period,
(a) increased (to the extent deducted in determining Consolidated Net Income) by the sum, without duplication, of: (i) all income and state franchise taxes of the Company and its Restricted Subsidiaries paid or accrued according to GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) all interest expense of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (including amortization of original issue discount); (iii) depreciation and depletion of the Company and its Restricted Subsidiaries; (iv) amortization of the Company and its Restricted Subsidiaries including, without limitation, amortization of capitalized debt issuance costs; (v) any loss realized in accordance with GAAP upon the sale or other disposition of any property, plant or equipment of the Company or its Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any loss realized in accordance with GAAP upon the sale or other disposition of any Capital Stock of any Person; (vi) any loss realized in accordance with GAAP from currency exchange transactions not in the ordinary course of business consistent with past practice; (vii) any loss realized in accordance with GAAP attributable to extraordinary items; (viii) any charges associated solely with the prepayment of any Indebtedness; and (ix) any other non-cash charges to the extent deducted from Consolidated Net Income and (b) decreased (to the extent included in determining Consolidated Net Income) by the sum of (i) the amount of deferred revenues that are amortized during the Reference Period and are attributable to reserves that are subject to Volumetric Production Payments and (ii) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

                 "Adjusted Consolidated EBITDA Coverage Ratio" means, for any Reference Period, the ratio on a pro forma basis of (a) Adjusted Consolidated EBITDA for the Reference Period to (b) Adjusted Consolidated Interest Expense for such Reference Period; provided, that, in calculating Adjusted Consolidated EBITDA and Adjusted Consolidated Interest Expense (i) acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the date of the transaction giving rise to the need to calculate the Adjusted Consolidated EBITDA Coverage Ratio (the "Transaction Date") shall be assumed to have occurred on the first day of the Reference Period, (ii) the incurrence of any Indebtedness (including the issuance of the Securities) or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of such Reference Period, (iii) any Indebtedness that had been outstanding during the Reference Period that has been repaid on or prior to the Transaction Date shall be assumed to have been repaid as of the first day of such Reference Period, (iv) the Adjusted Consolidated Interest Expense attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the rate in effect on the Transaction Date were the average rate in effect during the entire Reference Period and (v) in determining the amount of Indebtedness pursuant to Section 4.09, the incurrence of Indebtedness or issuance of Disqualified Stock giving rise to the need to calculate the Adjusted Consolidated EBITDA Coverage Ratio and, to the extent the net proceeds from the incurrence or issuance thereof are used to retire Indebtedness, the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period.

                 "Adjusted Consolidated Interest Expense" means, with respect to the Company and its Restricted Subsidiaries, for the Reference Period, the aggregate amount (without duplication) of (a) interest expensed in accordance with GAAP (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations, but excluding interest attributable to Dollar-Denominated Production Payments and amortization of deferred debt expense) during such period in respect of all Indebtedness of the Company and its Restricted Subsidiaries (including (i) amortization of original issue discount on any Indebtedness (other than with respect to the Existing Notes and the Securities), (ii) the interest portion of all deferred payment obligations, calculated in accordance with GAAP, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financings and currency and interest rate swap arrangements, in each case to the extent attributable to such period), and (b) dividend requirements of the Company and its Restricted Subsidiaries with respect to any Preferred Stock dividends (whether in cash or otherwise (except dividends paid solely in shares of Qualified Stock)) paid (other than to the Company or any of its Restricted Subsidiaries), declared, accrued or accumulated during such period, divided by one minus the applicable actual combined federal, state, local and foreign income tax rate of the Company and its Subsidiaries (expressed as a decimal), on a consolidated basis, for the four quarters immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense, in each case to the extent attributable to such period and excluding items eliminated in consolidation. For purposes of this definition, (a) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (b) interest expense attributable to any Indebtedness represented by the guarantee by the Company or a Restricted Subsidiary of the Company of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

                 "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, (a) the sum of (i) discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year, as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries attributable to any acquisition consummated since the date of such year-end reserve report, and (B) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report, which, in the case of sub-clauses (A) and (B), would, in accordance with standard industry practice, result in such increases as calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue of (C) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries produced or disposed of since the date of such year-end reserve report and (D) reductions in the estimated oil and gas reserves of the Company and its Restricted Subsidiaries since the date of such year-end reserve report attributable to downward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which, in the case of sub-clauses (C) and (D), would, in accordance with standard industry practice, result in such decreases as calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's engineers, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (iii) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and
(iv) the greater of (I) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries) of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements, minus (b) the sum of (i) minority interests, (ii) any gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest annual or quarterly financial statements, (iii) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, (iv) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production included in determining the discounted future net revenue specified in (a) (i) above (utilizing the same prices utilized in the Company's year-end reserve report), would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto and (v) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties. If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Company were still using the full cost method of accounting.

                 "Adjusted Net Assets of a Subsidiary Guarantor" at any date shall mean the lesser of (i) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Subsidiary Guarantor at such date and (ii) the amount by which the present fair saleable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Agent" means any Registrar, Paying Agent or co-registrar.

                 "Asset Sale" means any sale, lease, transfer, exchange or other disposition (or series of related sales, leases, transfers, exchanges or dispositions) having a fair market value of $1,000,000 or more of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), or of property or assets (including the creation of Dollar-Denominated Production Payments and Volumetric Production Payments, other than Dollar-Denominated Production Payments and Volumetric Production Payments created or sold in connection with the financing of, and within 30 days after, the acquisition of the properties subject thereto) or any interests therein (each referred to for purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (other than (a) by the Company to a Wholly Owned Restricted Subsidiary or by a Subsidiary to the Company or a Wholly Owned Restricted Subsidiary, (b) a sale of oil, gas or other hydrocarbons or other mineral products in the ordinary course of business of the Company's oil and gas production operations, (c) any abandonment, farm-in, farm-out, lease and sub-lease of developed and/or undeveloped properties made or entered into in the ordinary course of business, but excluding (x) any sale of a net profits or overriding royalty interest, in each case conveyed from or burdening proved developed or proved undeveloped reserves and (y) any sale of hydrocarbons or other mineral products as a result of the creation of Dollar-Denominated Production Payments or Volumetric Production Payments, other than Dollar-Denominated Production Payments and Volumetric Production Payments created or sold in connection with the financing of, and within 30 days after, the acquisition of the properties subject thereto), (d) the disposition of all or substantially all of the assets of the Company in compliance with Article Five, (e) Sale/Leaseback Transactions in compliance with Section 4.13, (f) the provision of services and equipment for the operation and development of the Company's oil and gas wells, in the ordinary course of the Company's oil and gas service businesses, notwithstanding that such transactions may be recorded as asset sales in accordance with full cost accounting guidelines, and (g) the issuance by the Company of shares of its Capital Stock).

                 "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the "net amount of rent" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

                 "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the product of (x) the number of years from such date to the date of each successive scheduled principal payment of such Indebtedness multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

                 "Bank Credit Facility" means a revolving credit, term credit and/or letter of credit facility, the proceeds of which are used for working capital and other general corporate purposes to be entered into by one or more of the Company and/or its Restricted Subsidiaries and certain financial institutions, as amended, extended or refinanced from time to time.

                 "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

                 "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors or the managing partner(s) of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                 "Book-Entry Security" means a Security represented by a Global Security and registered in the name of the nominee of the Depositary.

                 "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading and which is not a Legal Holiday.

                 "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

                 "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                 "Change of Control" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than to Permitted Holders; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than Permitted Holders, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 50% of the aggregate voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this definition, such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person is the beneficial owner (as defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                 "Company" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

                 "Consolidated Net Income" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (a) any net income of any Person if such Person is not the Company or a Restricted Subsidiary, except that (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or cash equivalents actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (b) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (c) the net income of any Restricted Subsidiary to the extent that the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, is prohibited; (d) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or any Restricted Subsidiary (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;
(e) any gain (but not loss) from currency exchange transactions not in the ordinary course of business consistent with past practice; (f) the cumulative effect of a change in accounting principles; (g) to the extent deducted in the calculation of net income, the non-cash charges associated with the repayment of Indebtedness with the proceeds from the sale of the Securities and the prepayment of any of the Securities; and (h) any writedowns of non-current assets; provided, however, that any "ceiling limitation" writedowns under SEC guidelines shall be treated as capitalized costs, as if such writedowns had not occurred; and (i) any gain (but not loss) attributable to extraordinary items.

                 "Consolidated Tangible Net Worth" means, with respect to the Company and its Restricted Subsidiaries, as at any date of determination, the sum of Capital Stock (other than Disqualified Stock) and additional paid-in capital plus retained earnings (or minus accumulated deficit) minus all intangible assets, including, without limitation, organization costs, patents, trademarks, copyrights, franchises, research and development costs, and any amount reflected in treasury stock, of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

                 "Currency Hedge Obligations" means, at any time as to the Company and its Restricted Subsidiaries, the obligations of such Person at such time that were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in foreign currency exchange rates.

                 "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

                 "Definitive Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

                 "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                 "Disinterested Director" means, with respect to an Affiliate Transaction or series of related Affiliate Transactions, a member of the Board of Directors of the Company who has no financial interest, and whose employer has no financial interest, in such Affiliate Transaction or series of related Affiliate Transactions.

                 "Disqualified Stock" means any Capital Stock of the Company or any Restricted Subsidiary of the Company which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date or which is exchangeable or convertible into debt securities of the Company or any Restricted Subsidiary of the Company, except to the extent that such exchange or conversion rights cannot be exercised prior to the Maturity Date.

                 "Distribution Compliance Period" has the meaning specified in
Section 2.06.

                 "Dollar-Denominated Production Payments" mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

                 "8 1/2% Notes" means the Company's 8 1/2% Series B Senior Notes due 2012 issued pursuant to the Existing 8 1/2% Note Indenture.

                 "Equity Offering" means any underwritten public offering of common stock of the Company pursuant to a registration statement filed pursuant to the Securities Act or any private placement of Capital Stock (other than Disqualified Stock) of the Company (other than to any Person who, prior to such private placement, was an Affiliate of the Company) which offering or placement is consummated after the Issue Date, excluding Preferred Shares issued in the Preferred Stock Offering.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                 "Exchange Offer" means the registration by the Company under the Securities Act of all the Series B Notes pursuant to a registration statement under which the Company offers each Holder of Series A Notes the opportunity to exchange all Series A Notes held by such Holder for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of Series A Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

                 "Existing 8 1/2% Note Indenture" means the Indenture relating to the 8 1/2% Notes, dated as of March 15, 1997, among the Company, as issuer, the subsidiary guarantors named therein, as guarantors, and the United States Trust Company of New York, as trustee, as same may be amended or supplemented.

                 "Existing 9 1/8% Note Indenture" means the Indenture, dated as of April 1, 1996, among the Company, as issuer, the subsidiary guarantors named therein, as guarantors, and the United States Trust Company of New York, as trustee, as the same may be amended or supplemented.

                 "Existing Notes" means (i) the 10 1/2% Notes, (ii) the 9 1/8% Notes, (iii) the 7 7/8% Notes and (iv) the 8 1/2% Notes.

                 "Existing 7 7/8% Note Indenture" means the Indenture relating to the 7 7/8% Notes, dated as of March 15, 1997, among the Company, as issuer, the subsidiary guarantors named therein, as guarantors, and the United States Trust Company of New York, as trustee, as the same may be amended or supplemented.

                 "Existing 10 1/2% Note Indenture" means the Indenture, dated as of May 15, 1995, among the Company, as issuer, the subsidiary guarantors named therein, as guarantors, and the United States Trust Company of New York, as trustee, as the same may be amended or supplemented.

                 "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

                 "Global Security" means a Security that is in the form of the Security attached hereto as Exhibit A that contains the language referred to in footnotes 1 and 2 thereof.

                 "Guarantee" means, individually and collectively, the guarantees given by the Subsidiary Guarantors pursuant to Article Ten hereof, including a notation in the Securities substantially in the form attached hereto as Exhibit A-1.

                 "Holder" means a Person in whose name a Security is registered on the Registrar's books.

                 "Indebtedness" means, without duplication, with respect to any Person, (a) all obligations of such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business), (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under Interest Rate Hedging Agreements, Oil and Gas Hedging Contracts and Currency Hedge Obligations, except to the extent such net obligations are taken into account in the determination of future net revenues from proved oil and gas reserves for purposes of the calculation of Adjusted Consolidated Net Tangible Assets; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that are otherwise its legal liability (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment); (d) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (1) the full amount of such obligations so secured, and (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution, (e) with respect to such Person, the liquidation preference or any mandatory redemption payment obligations in respect of Disqualified Stock; (f) the aggregate preference in respect of amounts payable on the issued and outstanding shares of Preferred Stock of any of the Company's Restricted Subsidiaries in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of Preferred Stock that are owned by such Person or any of its Restricted Subsidiaries; provided, that if such Person is the Company, such exclusion shall be for such preference attributable to such shares of Preferred Stock that are owned by the Company or any of its Restricted Subsidiaries); and
(g) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a),
(b), (c), (d), (e), (f) or this clause (g), whether or not between or among the same parties. Subject to clause (c) of the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

                 "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                 "Initial Purchasers" means, collectively, Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., Lehman Brothers Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

                 "Interest Rate Hedging Agreements" means, with respect to the Company and its Restricted Subsidiaries, the obligations of such Persons under
(i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect any such Person or any of its Subsidiaries against fluctuations in interest rates.

                 "Investment" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of assets, Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) or advances on a balance sheet of such Person prepared in accordance with GAAP.

                 "Issue Date" means April 22, 1998.

                 "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction).

                 "Make-Whole Amount" with respect to a Security means an amount equal to the excess, if any, of (i) the present value of the remaining interest, premium and principal payments due on such Security as if such Security were redeemed on May 1, 2002, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the outstanding principal amount of such Security. As used herein, "Treasury Rate" is defined as the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519), which has become publicly available at least two Business Days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of the Securities assuming redemption of the Securities on May 1, 2002; provided, however, that if the Make-Whole Average Life of such Security is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. As used herein, "Make-Whole Average Life" means the number of years (calculated to the nearest one-twelfth) between the date of redemption and May 1, 2002.

                 "Maturity Date" means May 1, 2005.

                 "Net Available Proceeds" means, with respect to any Asset Sale or Sale/ Leaseback Transaction of any Person, cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration until such time as such consideration is converted into cash) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state or local taxes required to be accrued as a liability as a consequence of such Asset Sale or Sale/ Leaseback Transaction, and in each case net of all Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must, by its terms or in order to obtain a necessary consent to such Asset Sale or Sale/ Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale/Leaseback Transaction and which is actually so repaid.

                 "Net Cash Proceeds" means, in the case of any sale by the Company of securities pursuant to clauses (B) or (C) of Section 4.10(a)(iii), the aggregate net cash proceeds received by the Company, after payment of expenses, commissions, discounts and any other transaction costs incurred in connection therewith.

                 "Net Working Capital" means (i) all current assets of the Company and its Restricted Subsidiaries, minus (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness.

                 "9 1/8% Notes" means the Company's 9 1/8% Senior Notes due 2006 issued pursuant to the Existing 9 1/8% Note Indenture.

                 "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of a Non-Recourse Subsidiary as to which (a) neither the Company nor any other Subsidiary (other than a Non-Recourse Subsidiary) (i) provides credit support, including any undertaking, agreement or instrument which would constitute Indebtedness or (ii) is directly or indirectly liable for such Indebtedness and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than Non-Recourse Indebtedness) of the Company or its Subsidiaries (other than a Non-Recourse Subsidiary) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                 "Non-Recourse Subsidiary" means a Subsidiary or an Affiliate
(i) established for the purpose of acquiring or investing in property securing Non-Recourse Indebtedness, (ii) substantially all of the assets of which consist of property securing Non-Recourse Indebtedness, and (iii) which shall have been designated as a Non-Recourse Subsidiary by a Board Resolution adopted by the Board of Directors of the Company, as evidenced by an Officers' Certificate delivered to the Trustee. The Company may redesignate any Non-Recourse Subsidiary of the Company to be a Subsidiary other than a Non-Recourse Subsidiary by a Board Resolution adopted by the Board of Directors of the Company, as evidenced by an Officers' Certificate delivered to the Trustee, if, after giving effect to such redesignation, the Company could borrow $1.00 of additional Indebtedness pursuant to Section 4.09(a) (such redesignation being deemed an incurrence of additional Indebtedness (other than Non-Recourse Indebtedness)).

                 "Officer" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Person.

                 "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either a Secretary, Assistant Secretary or Assistant Treasurer of such Person. One of the Officers signing an Officers' Certificate given pursuant to Section 4.03(a) shall be the principal executive, financial or accounting officer of the Person delivering such certificate.

                 "Oil and Gas Business" means the business of the exploration for, and exploitation, development, production, processing (but not refining), marketing, storage and transportation of, hydrocarbons, and other related energy and natural resource businesses (including oil and gas services businesses related to the foregoing).

                 "Oil and Gas Hedging Contracts" means any oil and gas purchase or hedging agreements, and other agreement or arrangement, in each case, that is designed to provide protection against price fluctuations of oil, gas or other commodities.

                 "Oil and Gas Securities" means the Voting Stock of a Person primarily engaged in the Oil and Gas Business, provided that such Voting Stock shall constitute a majority of the Voting Stock of such Person in the event that such Voting Stock (i) is not registered under Section 12 of the Exchange Act and (ii) is not of a corporation that is not a reporting issuer in any of the provinces of Canada or, even if such corporation is such a reporting issuer, such Voting Stock is not of a class of securities that is traded on any of the Alberta, Montreal, Ontario or Toronto Securities Exchange.

                 "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company (or any Subsidiary Guarantor, if applicable) or the Trustee.

                 "Permitted Business Investments" means (i) Investments in assets used in the Oil and Gas Business; (ii) the acquisition of Oil and Gas Securities; (iii) the entry into operating agreements, joint ventures, processing agreements, farm-out agreements, development agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited) or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations; (iv) the acquisition of working interests, royalty interests or mineral leases relating to oil and gas properties; (v) Investments by the Company or any Wholly Owned Restricted Subsidiary in any Person which, immediately prior to the making of such Investment, is a Wholly Owned Restricted Subsidiary; (vi) Investments in the Company by any Wholly Owned Restricted Subsidiary; (vii) Investments permitted under Section 4.11 or
Section 4.13; (viii) Investments in any Person the consideration for which consists of Qualified Stock and (ix) any other Investments in an amount not to exceed 10% of Adjusted Consolidated Net Tangible Assets determined as of the date of the making or incurrence of such Investment at any one time outstanding.

                 "Permitted Company Refinancing Indebtedness" means Indebtedness of the Company, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of the Company, provided that (i) if the Indebtedness (including the Securities) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Securities, then such Indebtedness is pari passu or subordinated in right of payment to, as the case may be, the Securities at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Company Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP).

                 "Permitted Financial Investments" means the following kinds of instruments if, in the case of instruments referred to in clauses (i)-(iv) below, on the date of purchase or other acquisition of any such instrument by the Company or any Subsidiary, the remaining term to maturity is not more than one year; (i) readily marketable obligations issued or unconditionally guaranteed as to principal of and interest thereon by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America; (ii) repurchase obligations for instruments of the type described in clause (i) for which delivery of the instrument is made against payment; (iii) obligations (including, but not limited to, demand or time deposits, bankers' acceptances and certificates of deposit) issued by a depositary institution or trust company incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia or a branch or subsidiary of any such depositary institution or trust company operating outside the United States, provided, that such depositary institution or trust company has, at the time of the Company's or such Subsidiary's investment therein or contractual commitment providing for such investment, capital surplus or undivided profits (as of the date of such institution's most recently published financial statements) in excess of $500,000,000; (iv) commercial paper issued by any corporation, if such commercial paper has, at the time of the Company's or any Subsidiary's investment therein or contractual commitment providing for such investment, credit ratings of A-1 (or higher) by Standard & Poor's Corporation and P-1 (or higher) by Moody's Investors Services, Inc.; and (v) money market mutual or similar funds having assets in excess of $500,000,000.

                 "Permitted Holders" means Aubrey K. McClendon and Tom L. Ward and their respective Affiliates.

                 "Permitted Indebtedness" means (i) Indebtedness of the Company and its Restricted Subsidiaries under a Bank Credit Facility as the same may be amended, refinanced, or replaced, in a principal amount outstanding at any time not to exceed the greater of (a) $300 million and (b) $100 million plus 20% of Adjusted Consolidated Net Tangible Assets, less any Net Available Proceeds applied in accordance with Section 4.11(b) hereof to repay or prepay such Indebtedness which repayment or prepayment results in a permanent reduction in any revolving credit or other commitment relating thereto or the maximum amount that may be borrowed thereunder; (ii) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date; (iii) other Indebtedness of the Company and its Restricted Subsidiaries in a principal amount not to exceed $25 million at any one time outstanding; (iv) Non-Recourse Indebtedness;
(v) Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company and Indebtedness of any Restricted Subsidiary of the Company to the Company or another Wholly Owned Restricted Subsidiary of the Company; (vi) Permitted Company Refinancing Indebtedness; (vii) Permitted Subsidiary Refinancing Indebtedness; (viii) obligations of the Company and its Restricted Subsidiaries under Currency Hedge Obligations, Oil and Gas Hedging Contracts or Interest Rate Hedging Agreements; (ix) Indebtedness under the Securities; and
(x) Indebtedness of a Subsidiary pursuant to a Guarantee of the Securities in accordance with Article Ten of this Indenture.

                 "Permitted Investments" means Permitted Business Investments and Permitted Financial Investments.

                 "Permitted Liens" means (i) Liens existing on the Issue Date;
(ii) Liens under a Bank Credit Facility; provided, however, such Liens are limited to Proved Developed Properties of the Company and its Subsidiaries and such Liens secure Indebtedness in an amount not in excess of that permitted to be incurred in accordance with clause (i) of the definition of "Permitted Indebtedness"; (iii) Liens now or hereafter securing any Interest Rate Hedging Agreements so long as the related Indebtedness (a) constitutes the Existing Notes or the Securities (or any Permitted Company Refinancing Indebtedness in respect thereof) or (b) is, or is permitted to be under this Indenture, secured by a Lien on the same property securing such interest rate hedging obligations;
(iv) Liens securing Permitted Company Refinancing Indebtedness or Permitted Subsidiary Refinancing Indebtedness; provided, that such Liens extend to or cover only the property or assets currently securing the Indebtedness being refinanced; (v) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP; (vi) mechanics', worker's, materialmen's, operators' or similar Liens arising in the ordinary course of business; (vii) Liens in connection with worker's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (viii) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business; (ix) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of real properties, and minor defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of property or services, and in the aggregate do not materially adversely affect the value of such properties or materially impair use for the purposes of which such properties are held by the Company or any Restricted Subsidiaries; (x) Liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof; (xi) Liens on pipeline or pipeline facilities which arise out of operation of law; (xii) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(xiii) (a) Liens upon any property of any Person existing at the time of acquisition thereof by the Company or a Restricted Subsidiary, (b) Liens upon any property of a Person existing at the time such Person is merged or consolidated with the Company or any Restricted Subsidiary or existing at the time of the sale or transfer of any such property of such Person to the Company or any Restricted Subsidiary, or (c) Liens upon any property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided, that in each case such Lien has not been created in contemplation of such sale, merger, consolidation, transfer or acquisition, and provided that in each such case no such Lien shall extend to or cover any property of the Company or any Restricted Subsidiary other than the property being acquired and improvements thereon; (xiv) Liens on deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business; (xv) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank;
(xvi) purchase money security interests granted in connection with the acquisition of assets in the ordinary course of business and consistent with past practices, provided, that (A) such Liens attach only to the property so acquired with the purchase money indebtedness secured thereby and (B) such Liens secure only Indebtedness that is not in excess of 100% of the purchase price of such assets; (xvii) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases; (xviii) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing (but not refining) of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other similar agreements which are customary in the Oil and Gas Business; (xix) Liens securing obligations of the Company or any of its Restricted Subsidiaries under Currency Hedge Obligations or Oil and Gas Hedging Contracts; and (xx) Liens to secure Dollar-Denominated Production Payments and Volumetric Production Payments.

                 "Permitted Subsidiary Refinancing Indebtedness" means Indebtedness of any Restricted Subsidiary, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of such Restricted Subsidiary, provided that (i) if the Indebtedness (including the Guarantees) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Guarantees, then such Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Guarantees at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Subsidiary Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP); provided, however, that a Restricted Subsidiary shall not incur refinancing Indebtedness to renew, extend, refinance, refund or repurchase outstanding Indebtedness of the Company or another Subsidiary.

                 "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

                 "Preferred Shares" means the 4,600,000 shares (which includes 600,000 shares subject to purchase pursuant to an over-allotment option) of 7% Cumulative Convertible Preferred Stock of the Company having a par value of $0.01 per share and a liquidation preference of $50 per share issued by the Company and offered for sale pursuant to the Preferred Stock Offering.

                 "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated), which is preferred as to the payment of dividends, or upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                 "Preferred Stock Offering" means the private placement of Preferred Shares, which placement was effected concurrently with the private placement of the Series A Notes.

                 "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

                 "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article Eleven of Regulation S-X under the Securities Act.

                 "Proved Developed Properties" means working interests, royalty interests, and other interests in oil, gas or mineral leases or other interests in oil, gas or mineral properties to which reserves are attributed which may properly be categorized as proved developed reserves under Regulation S-X under the Securities Act; together with all contracts, agreements and contract rights which cover, affect or otherwise relate to such interests; all hydrocarbons and all payments of any type in lieu of production; all improvements, fixtures, equipment, information, data and other property used in connection therewith or in connection with the treating, handling, storing, processing, transporting or marketing of such hydrocarbons; all insurance policies relating thereto or to the operation thereof; all personal property related thereto; and all proceeds thereof.

                 "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                 "Qualified Stock" means any Capital Stock that is not Disqualified Stock.

                 "Reference Period" means, with respect to any Person, the period of four consecutive fiscal quarters ending with the last full fiscal quarter for which financial information is available immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

                 "Registration Rights Agreement" means the A/B Exchange Registration Rights Agreement, dated as of April 22, 1998, by and among the Company, the Subsidiary Guarantors and each of the purchasers named on the signature pages thereto, as such agreement may be amended, modified or supplemented from time to time.

                 "Restricted Payment" means, with respect to any Person, any of the following: (i) any dividend or other distribution in respect of such Person's Capital Stock (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) (b) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company and (c) in the case of the Company, cash dividends payable on the Preferred Shares); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock, or any option, warrant, or other right to acquire shares of Capital Stock, of the Company or any of its Restricted Subsidiaries; (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Securities; and
(iv) the making by such Person of any Investment other than a Permitted Investment.

                 "Restricted Security" has the meaning provided in Rule 144(a)(3) under the Securities Act.

                 "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that, immediately after giving effect to such designation, the Company could incur at least $1.00 in additional Indebtedness pursuant to Section 4.09(a). As of the Issue Date, all of the Company's Subsidiaries other than Chesapeake Energy Marketing, Inc. (which shall constitute an Unrestricted Subsidiary as of the Issue Date) shall be Restricted Subsidiaries.

                 "Sale/Leaseback Transaction" means with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities" means the Series A Notes and the Series B Notes issued pursuant to this Indenture, as the same may be amended or supplemented from time to time.

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                 "Securities Custodian" means the Trustee, as custodian with respect to the Global Securities and any successor entity thereto.

                 "Senior Indebtedness" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred), unless such Indebtedness is contractually subordinate or junior in right of payment of principal, premium and interest to the Securities.

                 "Senior Indebtedness of a Subsidiary Guarantor" means any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred), unless such Indebtedness is contractually subordinate or junior in right of payment of principal, premium and interest to the Guarantees.

                 "Series A Notes" means the Company's 9 5/8% Series A Senior Notes due 2005, as the same may be amended or supplemented from time to time in accordance with the terms thereof, that are issued pursuant to this Indenture.

                 "Series B Notes" means the Company's 9 5/8% Series B Senior Notes due 2005, as the same may be amended or supplemented from time to time in accordance with the terms thereof, that are issued pursuant to this Indenture in exchange for the Series A Notes in the Exchange Offer.

                 "7 7/8% Notes" means the Company's 7 7/8% Series B Senior Notes due 2004 issued pursuant to the Existing 7 7/8% Note Indenture.

                 "Subordinated Indebtedness of a Subsidiary Guarantor" means any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is contractually subordinate or junior in right of payment of principal, premium and interest to the Guarantees.

                 "Subordinated Indebtedness of the Company" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) which is contractually subordinate or junior in right of payment of principal, premium and interest to the Securities.

                 "Subsidiary" means any subsidiary of the Company. A "subsidiary" of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50 percent of the assets of such partnership upon its dissolution, or
(iii) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

                 "Subsidiary Guarantor" means (i) each of the Subsidiaries that becomes a guarantor of the Securities in compliance with the provisions of Article Ten of this Indenture and (ii) each of the Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture.

                 "10 1/2% Notes" means the Company's 10 1/2% Senior Exchange Notes due 2002 issued pursuant to the Existing 10 1/2% Note Indenture.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03.

                 "Trust Officer" means any officer or assistant officer within the corporate trust department of the Trustee assigned by the Trustee to administer its corporate trust matters.

                 "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

                 "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary or (b) any Subsidiary of the Company or of a Restricted Subsidiary that is designated as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors in accordance with the requirements of the following sentence. The Company may designate any Subsidiary of the Company or of a Restricted Subsidiary (including a newly acquired or newly formed Subsidiary or any Restricted Subsidiary of the Company), to be an Unrestricted Subsidiary by a resolution of the Board of Directors of the Company, as evidenced by written notice thereof delivered to the Trustee, if immediately after giving effect to such designation, (i) the Company could incur $1.00 of additional Indebtedness pursuant to Section 4.09(a), (ii) the Company could make an additional Restricted Payment of $1.00 pursuant to Section 4.10(a), (iii) such Subsidiary does not own or hold any Capital Stock of, or any lien on any property of, the Company or any Restricted Subsidiary and (iv) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness. As of the Issue Date, Chesapeake Energy Marketing, Inc. is an Unrestricted Subsidiary.

                 "Unrestricted Subsidiary Indebtedness" of any Person means Indebtedness of such Person (a) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company's or such Restricted Subsidiary's being the primary obligor, or guarantor of, or otherwise liable in any respect on, such Indebtedness), (b) which, with respect to Indebtedness incurred after the Issue Date by the Company or any Restricted Subsidiary, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare a default on such Indebtedness of the Company or any Restricted Subsidiary and (c) which is not secured by any assets of the Company or of any Restricted Subsidiary.

                 "U.S. Government Securities" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof.

                 "U.S. Legal Tender" means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

                 "Volumetric Production Payments" mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

                 "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

                 "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock (other than directors' qualifying shares, if applicable) of which is owned by the Company or another Wholly Owned Restricted Subsidiary.

SECTION 1.02.    Other Definitions.

                                         Term                                        Defined in Section
         "Affiliate Transaction"  . . . . . . . . . . . . . . . . . . . . . . . .           4 .15
         "Bankruptcy Law" . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6 .01
         "Change of Control Offer"  . . . . . . . . . . . . . . . . . . . . . . .           4 .16
         "Change of Control Notice" . . . . . . . . . . . . . . . . . . . . . . .           4 .16
         "Change of Control Payment Date" . . . . . . . . . . . . . . . . . . . .           4 .16
         "Covenant Defeasance"  . . . . . . . . . . . . . . . . . . . . . . . . .           8 .03
         "Custodian"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6 .01
         "Defaulted Interest" . . . . . . . . . . . . . . . . . . . . . . . . . .           2 .12
         "Event of Default" . . . . . . . . . . . . . . . . . . . . . . . . . . .           6 .01
         "Excess Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . . . . .           4 .11
         "Funding Guarantor"  . . . . . . . . . . . . . . . . . . . . . . . . . .           10.06
         "incur"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4 .09
         "Legal Defeasance" . . . . . . . . . . . . . . . . . . . . . . . . . . .           8 .02
         "Legal Holiday"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11.07
         "Make-Whole Price" . . . . . . . . . . . . . . . . . . . . . . . . . . .           3 .09
         "Net Proceeds Offer" . . . . . . . . . . . . . . . . . . . . . . . . . .           4 .11
         "Net Proceeds Offer Amount"  . . . . . . . . . . . . . . . . . . . . . .           4 .11
         "Net Proceeds Payment Date"  . . . . . . . . . . . . . . . . . . . . . .           4 .11
         "Paying Agent" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2 .03
         "Payment Default"  . . . . . . . . . . . . . . . . . . . . . . . . . . .           6 .01
         "Payment Restriction"  . . . . . . . . . . . . . . . . . . . . . . . . .           4 .14
         "Registrar"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2 .03

SECTION 1.03.    Incorporation by Reference of Trust Indenture Act.

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms, if used in this Indenture, have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Securities and the Guarantees.

                 "indenture security holder" means a Holder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the Securities or the Guarantees.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them therein.

SECTION 1.04.    Rules of Construction.

                 Unless the context otherwise requires:

                          (1)     a term has the meaning assigned to it;

                          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                          (3)     "or" is not exclusive;

                          (4) words in the singular include the plural, and words in the plural include the singular;

                          (5) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders;

                          (6) provisions apply to successive events and transactions; and

                          (7) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.

                                  ARTICLE TWO

                                THE SENIOR NOTES

SECTION 2.01.    Form and Dating.

                 The Securities and the certificate of authentication, and the notation on the Securities relating to the Guarantee, shall be substantially in the forms of Exhibits A and A-1, respectively. The Securities may also have such insertions, omissions, substitutions and variations as are required or as may be permitted by or consistent with this Indenture. The provisions of Exhibits A and A-1 are part of this Indenture. The Securities may have notations, legends and endorsements required by law or stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

                 The terms and provisions contained in the Securities and the Guarantee shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Subsidiary Guarantors, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                 Securities offered and sold in their initial distribution in reliance on Rule 144A under the Securities Act and other than in reliance on Rule 144A under the Securities Act or Regulation S shall be issued in the form of one or more Global Securities (collectively, and, together with their Successor Securities, the "Restricted Global Security") in fully registered form without interest coupons, substantially in the form of Security set forth in Exhibit A hereto, with such applicable legends as are provided for in Exhibit A except as otherwise permitted herein. Such Restricted Global Security shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit by the Depositary to the respective accounts of beneficial owners of the securities represented thereby (or such other accounts as they may direct).

SECTION 2.02.    Execution and Authentication.

                 Two Officers of the Company shall sign the Securities on behalf of the Company, and one Officer of each Subsidiary Guarantor shall sign the notation on the Securities relating to the Guarantee of such Subsidiary Guarantor on behalf of such Subsidiary Guarantor, in each case by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

                 If an Officer of the Company or any Subsidiary Guarantor whose signature is on a Security no longer holds that office at the time such Security is authenticated, such Security shall be valid nevertheless.

                 A Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee or an authenticating agent shall authenticate Securities for original issue in the aggregate principal amount of $500,000,000 upon a written order of the Company signed by two Officers of the Company. The aggregate principal amount of Senior Notes outstanding at any time may not exceed $500,000,000.

                 Series B Notes may be issued only in exchange for a like principal amount of Series A Notes pursuant to an Exchange Offer.

                 The principal and interest on Book-Entry Securities shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole holder of the Book-Entry Securities represented thereby. The principal and interest on Securities in certificated form shall be payable at the office of the Paying Agent.

                 The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so except on original issuance. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or its Affiliates.

                 The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

                 If the Securities are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that shall represent and shall be in minimum denominations of $1,000.

SECTION 2.03.    Registrar and Paying Agent.

                 The Company shall maintain an office or agency where the Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. Where the Trustee is acting as or has been appointed Registrar and/or Paying Agent, the Company may appoint one or more co- registrars and one or more additional paying agents with the prior consent of the Trustee, whose consent shall not be unreasonably withheld. The term "Paying Agent" includes any additional paying agent.

                 The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. Such agency agreement shall provide for reasonable compensation for such services. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent and shall furnish the Trustee with an executed counterpart of any such agency agreement. If the Company fails to maintain or act as Registrar or Paying Agent, the Trustee shall act as such and shall be duly compensated therefor.

                 The Registrar or a co-registrar and a Paying Agent shall be maintained by the Company in the Borough of Manhattan, the City of New York. The Company initially designates the Trustee as the Registrar and Paying Agent.

                 The Company initially appoints The Depositary Trust Company ("DTC") to act as Depositary with respect to the Global Securities. Cede & Co. has been appointed as the nominee of DTC.

                 The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Securities Custodian with respect to the Global Securities.

SECTION 2.04.    Paying Agent to Hold Money in Trust.

                 The Company shall require each Paying Agent other than the Trustee to hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Securities (whether such money shall have been paid to it by the Company or any Subsidiary Guarantor), and to notify the Trustee of any Default by the Company or any Subsidiary Guarantor in making any such payment. While any such Default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee. Except as provided in the immediately preceding sentence, the Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed and, if the Company requires such payment, the Company shall give prior notice to the Trustee and provide appropriate money transfer instructions to the Paying Agent. Upon such payment over to the Trustee and accounting for any funds disbursed, such Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold as separate trust funds for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.05.    Holder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least 10 Business Days prior to each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.    Transfer and Exchange.

                 (a) Exchange of Beneficial Interests in Global Security for Certificated Security. Beneficial interests in a Global Security may, subject to the restrictions on the transferability of the Securities, be exchanged for certificated Securities upon request but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of the Depositary (in accordance with the Depositary's customary procedures) and will bear the applicable legends set forth in Exhibit A hereto.

                 (b) Surrender for Exchange of Global Securities. If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Registrar, for exchange or cancellation as provided in this Article Two. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Two or, if the Trustee is acting as custodian for the Depositary or its nominee (or is party to a similar arrangement) with respect to such Global Security, the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, in each case by means of an appropriate adjustment made on the records of the Trustee, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representatives to make a corresponding adjustment to its records (including by crediting or debiting any Agent Member's account as necessary to reflect any transfer or exchange of a beneficial interest). Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Article Two, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph or in clause (k) below, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Two if such order, direction or request is given or made in accordance with the Applicable Procedures.

                 (c) Proxies by Registered Holder. Subject to the provisions in the legends required by this Indenture, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members, and Persons who may hold interests in Agent Members to take any action that such Holder is entitled to take under this Indenture.

                 (d) Interests of Agent Members and Depositary in Global Security. Neither Agent Members nor any other Person on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practice governing the exercise of the rights of a Holder of any Security.

                 (e) Transfers of Securities. Upon presentation for transfer and exchange of any Security at the office of the Trustee, as Registrar, located in The City of New York, accompanied by a written instrument of transfer or exchange in the form approved by the Company (it being understood that, until notice to the contrary is given to Holders of Securities, the Company shall be deemed to have approved the form of instrument of transfer or exchange, if any, printed on any Security), executed by the registered Holder, in person or by such Holder's attorney thereunto duly authorized in writing, and upon compliance with this Section 2.06, such Security shall be transferred upon the Register, and a new Security shall be authenticated and issued in the name of the transferee. Notwithstanding any provision to the contrary herein or in the Securities, transfers of a Global Security, in whole or in part, and transfers of interests therein of the kind described in this Section 2.06, shall only be made in accordance with this Section 2.06. Transfers and exchanges subject to this Section 2.06 shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 2.06.

                 (f) General. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee thereof, and no such transfer to any such other Person may be registered; provided, however, that this clause (f) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this clause (f) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this
Section 2.06.

                 (g) Other Exchanges. Securities that are not Global Securities may be exchanged (on transfer or otherwise) for Securities that are not Global Securities or for beneficial interests in a Global Security (if any is then outstanding) only in accordance with such procedures (including the certification requirements intended to insure that transfers of beneficial interests in a Global Security comply with Rule 144A under the Securities Act), as may from time to time be adopted by the Company and the Trustee.

                 (h) Transfers of Certificated Securities. When Securities in certificated form are presented to the Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.10, 3.07 or 9.05). The Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

                 (i) Exchange of Certificated Series A Notes for Book-Entry Security. If a Series A Note is a Restricted Security in certificated form, then as provided in this Indenture and subject to the limitations herein set forth, the Holder, provided it is a Qualified Institutional Buyer, may exchange such Security for a Global Security by instructing the Trustee to arrange for such Series A Note to be represented by a beneficial interest in a Global Security in accordance with the customary procedures of the Depositary.

                 (j) Execution and Authentication of Certificated Securities. Upon any exchange provided for in Section 2.06(a), the Company shall execute and the Trustee shall authenticate, and deliver to the person specified by the Depositary a new Series A Note or Notes registered in such names and in such authorized denominations as the Depositary, pursuant to the instructions of the beneficial owner of the Securities requesting the exchange, shall instruct the Trustee. Thereupon, the beneficial ownership of such Global Security shown on the records maintained by the Depositary or its nominee shall be reduced by the amounts so exchanged and an appropriate endorsement be made by and on behalf of the Trustee on the Global Security. Any such exchange shall be effected through the Depositary in accordance with the procedures of the Depositary therefor.

                 (k) Registration of Global Security in Name Other than Depositary. Notwithstanding the foregoing, no Global Security shall be registered for transfer or exchange, or authenticated and delivered, whether pursuant to this Section, Section 2.07, 2.10 or 3.06 or otherwise, in the name of a person other than the Depositary for such Global Security or its nominee until (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by the Company within 30 days, (ii) the Company executes and delivers to the Trustee a Company Order that all such Global Securities shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default. Upon the occurrence in respect of any Global Security representing the Securities of any one or more of the conditions specified in clause (i), (ii) or (iii) of the preceding sentence, such Global Security may be registered for transfer or exchange for Securities registered in the names of, authenticated and delivered to, such persons as the Trustee or the Depositary, as the case may be, shall direct.

                 (l) Delivery of Securities Upon Transfer or Exchange of Global Security. Except as provided above, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section 2.07, 2.10 or 3.06 or otherwise, shall also be a Global Security and bear the legend specified in footnote 1 to Exhibit A.

SECTION 2.07.    Replacement Securities.

                 If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of the Trustee are met. An indemnity bond may be required by the Trustee, the Company or any Subsidiary Guarantor that is sufficient in the judgment of the Company, the Subsidiary Guarantors and the Trustee to protect the Company, the Subsidiary Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses (including fees and expenses of the Trustee) in replacing a Security.

SECTION 2.08.    Outstanding Securities.

                 Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09, a Security does not cease to be outstanding because the Company, the Subsidiary Guarantors or any of their respective Subsidiaries or Affiliates holds the Security.

                 If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Securities is held by a bona fide purchaser.

                 If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

SECTION 2.09.    Treasury Securities.

                 In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.    Temporary Securities.

                 Until Definitive Securities are ready for delivery, the Company may prepare and, upon written order of the Company, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver Definitive Securities in exchange for a like principal amount of temporary Securities surrendered to it. Until so exchanged, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

SECTION 2.11.    Cancellation.

                 The Company or any Subsidiary Guarantor at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration, transfer, exchange, payment or cancellation and shall destroy canceled Securities unless the Company directs their return to the Company. Except as provided in Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

                 Securities that are redeemed by the Company, that are repurchased by the Company pursuant to Section 4.11 or Section 4.16, or that are otherwise acquired by the Company, will be surrendered to the Trustee for cancellation.

SECTION 2.12.    Defaulted Interest.

                 If the Company defaults in a payment of interest on the Securities, it shall pay, or cause the Paying Agent to pay, the defaulted interest in any lawful manner (plus interest on such defaulted interest to the extent lawful) (taken together, the "Defaulted Interest") to the persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.01 hereof. At least 15 days before the special record date, the Company shall mail to each Holder a notice stating the special record date, the payment date and the amount of Defaulted Interest to be paid. In the event that the Company has elected to cause a Paying Agent to pay the Defaulted Interest, the Company shall so notify the Paying Agent at least 15 days before the special record date, which notice shall also set forth the special record date, the payment date and the aggregate amount of Defaulted Interest to be paid. At least five days before such payment date, the Company shall deposit with the Paying Agent money sufficient to pay all of the Defaulted Interest on the payment date therefor and instruct the Paying Agent in writing to pay to specified Holders on the payment date. On the payment date, the Paying Agent shall make the payments in accordance with the Company's written instructions from funds deposited with the Paying Agent for the purpose of making such Defaulted Interest payments.

SECTION 2.13.    Persons Deemed Owners.

                 The Company, the Trustee, any Paying Agent and any authenticating agent may treat the Person in whose name any Security (including, without limitation, any Global Security) is registered as the owner of such Security for the purpose of receiving payments of principal of, premium, if any, or interest on such Security and for all other purposes. None of the Company, the Trustee, any Paying Agent or any authenticating agent shall be affected by any notice to the contrary.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.    Notice to Trustee.

                 If the Company elects to redeem Securities pursuant to the optional redemption provisions of Paragraphs 6, 7 or 8 of the Securities, it shall furnish to the Trustee and the Registrar, at least 45 days but not more than 60 days before the redemption date (unless the Trustee consents to a shorter period in writing), an Officers' Certificate setting forth the redemption date, the principal amount of Securities to be redeemed and the redemption price, including the detail of the calculation of the Make-Whole Price, if applicable.

SECTION 3.02.    Selection of Securities to Be Redeemed.

                 If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed pro rata, by lot or, if the Securities are listed on any securities exchange, by any other method that the Trustee considers fair and appropriate and that complies with the requirements of such exchange; provided, however, that no Securities with a principal amount of $1,000 or less will be redeemed in part. The Trustee shall make the selection from outstanding Securities not previously called for redemption not less than 30 nor more than 45 days prior to the redemption date. Securities and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities selected for redemption.

SECTION 3.03.    Notice of Redemption.

                 (a) At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                 The notice shall identify the Securities to be redeemed and shall state:

                          (1)     the redemption date;

                          (2)     the redemption price;

                          (3) the aggregate principal amount of Securities being redeemed;

                          (4)     the name and address of the Paying Agent;

                          (5) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price;

                          (6) that, unless the Company defaults in the payment of the redemption price or accrued interest, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption prices in respect of the Securities upon surrender to the Paying Agent of the Securities;

                          (7) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the Security or Securities being redeemed;

                          (8) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

                          (9)     the CUSIP number of the Securities.

                 (b) At the Company's request, the Trustee shall give the notice of redemption required in Section 3.03(a) in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date (unless the Trustee consents to a shorter notice period in writing), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a).

SECTION 3.04.    Effect of Notice of Redemption.

                 Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued and unpaid interest to the redemption date.

SECTION 3.05.    Deposit of Redemption Price.

                 Prior to the redemption date, the Company shall deposit with the Paying Agent funds available on the redemption date sufficient to pay the redemption price of, and accrued and unpaid interest on, the Securities to be redeemed on that date. The Paying Agent shall promptly return to the Company any money so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

                 If any Security called for redemption shall not be so paid upon redemption because of the failure of the Company to comply with the preceding paragraph, interest will continue to be payable on the unpaid principal and premium, if any, including from the redemption date until such principal and premium, if any, is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

SECTION 3.06.    Securities Redeemed in Part.

                 Upon surrender of a Security that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security equal in aggregate amount to the unredeemed portion of the Security surrendered.

SECTION 3.07.    Optional Redemption.

                 Except as set forth in Sections 3.08 and 3.09 hereof, the Company shall not have the option to redeem the Securities prior to May 1, 2002. The Securities may be redeemed at the option of the Company, in whole or from time to time in part, at any time on or after May 1, 2002, at the redemption prices set forth below (expressed as a percentage of the principal amount of the Securities to be redeemed), together with accrued and unpaid interest on the Securities so redeemed to the redemption date, if redeemed during the 12-month period commencing on May 1 of the years indicated below:

                                                                     Redemption
                 Year                                                  Price
                 ----                                                ----------
                 2002 . . . . . . . . . . . . . . . . . . . .         104.813%
                 2003 . . . . . . . . . . . . . . . . . . . .         102.406%
                 2004 and thereafter  . . . . . . . . . . . .         100.000%

                 Any redemption pursuant to this Section 3.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.    Equity Offering Redemption.

                 In the event the Company consummates one or more Equity Offerings on or prior to May 1, 2001, the Company may redeem, in its sole discretion, up to $167,000,000 of the aggregate principal amount of the Securities with all or a portion of the aggregate net proceeds received by the Company from any such Equity Offering or Equity Offerings at a redemption price of 109.625% of the aggregate principal amount of the Securities so redeemed, plus accrued and unpaid interest on the Securities so redeemed to the redemption date; provided, however, that (i) the date of any such redemption occurs within the 90-day period after the Equity Offering in respect of which such redemption is made and (ii) following each such redemption, at least $333,000,000 of the aggregate principal amount of the Securities remains outstanding.

                 Any redemption pursuant to this Section 3.08 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.09.    Optional Redemption at Make-Whole Price.

                 At any time prior to May 1, 2002, the Company may, at its option, redeem all or any portion of the Securities at the "Make-Whole Price" (hereinafter defined) plus accrued and unpaid interest on the Securities so redeemed to the date of redemption. For purposes hereof, the term "Make-Whole Price" means the greater of (i) the sum of (A) the outstanding principal amount of the Securities to be redeemed plus (B) the Make-Whole Amount and (ii) the redemption price (expressed as a percentage of the principal amount) of the Securities on May 1, 2002 set forth in Section 3.07.

                 Any redemption pursuant to this Section 3.09 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.    Payment of Securities.

                 The Company shall pay the principal of, premium, if any, and interest on, the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal, premium and interest shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money deposited by the Company designated for and sufficient to pay all principal, premium and interest then due. All references to interest in this Indenture shall for all purposes be deemed to include any additional interest payable as liquidated damages pursuant to the Registration Rights Agreement.

                 The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, and premium, if any, at the rate borne by the Securities to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.    SEC Reports.

                 (a) The Company, within 15 days after it files the same with the SEC, shall deliver to Holders, copies of the annual reports and the information, documents and other reports (or copies of any such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company and each Subsidiary Guarantor shall also comply with the provisions of TIA Section 314(a).

                 (b) The Company may request the Trustee on behalf of the Company at the Company's expense to mail the foregoing to Holders. In such case, the Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section.

SECTION 4.03.    Compliance Certificates.

                 (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate substantially in the form of Exhibit J hereto, stating that a review of the activities of the Company and the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of such Officer's knowledge, the Company and each Subsidiary Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of such Officer's knowledge, after reasonable inquiry, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest, if any, on the Securities are prohibited or, if such event has occurred, a description of the event and what action the Company and the Subsidiary Guarantors are taking or propose to take with respect thereto. Such Officers' Certificate shall comply with TIA Section 314(a)(4). The Company hereby represents that, as of the Issue Date, its fiscal year ends December 31, and hereby covenants that it shall notify the Trustee at least 30 days in advance of any change in its fiscal year.

                 (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.02 shall be accompanied by a written statement of the Company's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Sections 4.07, 4.09, 4.10, 4.11 or 4.15 of this Indenture (to the extent such provisions relate to accounting matters) or, if any such violation has occurred, specifying the nature and period of existence thereof. Where such financial statements are not accompanied by such a written statement, the Company shall furnish the Trustee with an Officers' Certificate stating that any such written statement would be contrary to the then current recommendations of the American Institute of Certified Public Accountants.

                 (c) The Company and the Subsidiary Guarantors will, so long as any of the Securities are outstanding, deliver to the Trustee forthwith upon any Officer becoming aware of any Default or Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company or any Subsidiary Guarantor proposes to take with respect thereto.

SECTION 4.04.    Maintenance of Office or Agency.

                 The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02. If at any time the Company shall fail to maintain any required office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders, presentations, notices and demands may be made or served at the corporate trust office of the Trustee.

                 Subject to Section 2.03, the Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.05.    Corporate Existence.

                 The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary and all rights (charter and statutory) and franchises of the Company and the Subsidiaries; provided, that the Company shall not be required to preserve the corporate existence of any Subsidiary, or any such right or franchise, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.06.    Waiver of Stay, Extension or Usury Laws.

                 The Company and each Subsidiary Guarantor covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law, which would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07.    Payment of Taxes and Other Claims.

                 The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and
(b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.08.    Maintenance of Properties and Insurance.

                 (a) The Company shall cause all properties used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any such property, or disposing of it, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

                 (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry.

SECTION 4.09.    Limitation on Incurrence of Additional Indebtedness.

                 (a) The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to issue, incur, assume, guarantee, become liable, contingently or otherwise, with respect to or otherwise become responsible for the payment of (collectively, "incur") any Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company or its Restricted Subsidiaries may incur Indebtedness if, on a pro forma basis, after giving effect to such incurrence and the application of the proceeds therefrom, either of the following tests shall have been satisfied: (i) the Adjusted Consolidated EBITDA Coverage Ratio would have been at least 2.25 to 1.0; or
(ii) Adjusted Consolidated Net Tangible Assets would have been equal to or greater than 200% of Indebtedness of the Company and its Restricted Subsidiaries.

                 (b) Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness.

                 (c) Any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

SECTION 4.10.    Limitation on Restricted Payments.

                 (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

                          (i) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

                          (ii) at the time of and immediately after giving effect to such Restricted Payment, the Company would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.09(a); and

                          (iii) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (A) 50% of the Consolidated Net Income of the Company and its Restricted Subsidiaries (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) during the period (treated as one accounting period) subsequent to March 31, 1998 and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment; (B) the aggregate Net Cash Proceeds, and the fair market value of property other than cash (as determined in good faith by the Company's Board of Directors, including a majority of the Company's Disinterested Directors, and evidenced by a resolution of such Board), received by the Company during such period from any Person other than a Subsidiary of the Company as a result of the issuance or sale of Capital Stock of the Company (other than any Disqualified Stock and other than Preferred Shares issued in the Preferred Stock Offering), other than in connection with the conversion of Indebtedness or Disqualified Stock; (C) the aggregate Net Cash Proceeds, and the fair market value of property other than cash (as determined in good faith by the Company's Board of Directors and evidenced by a resolution of such Board), received by the Company during such period from any Person other than a Subsidiary of the Company as a result of the issuance or sale of any Indebtedness or Disqualified Stock to the extent that at the time the determination is made such Indebtedness or Disqualified Stock, as the case may be, has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock); (D)(i) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary, an amount equal to the lesser of (x) the book value (determined in accordance with GAAP) at the date of such redesignation of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary and (y) the fair market value of such Investments in such Unrestricted Subsidiary at the time of such redesignation, as determined in good faith by the Company's Board of Directors, including a majority of the Company's Disinterested Directors, whose determination shall be conclusive and evidenced by a resolution of such Board; or
                 (ii) in case any Restricted Subsidiary has been redesignated an Unrestricted Subsidiary, minus the greater of (x) the book value (determined in accordance with GAAP) at the date of redesignation of the aggregate Investments made by the

                 Company and its Restricted Subsidiaries in such Restricted Subsidiary and (y) the fair market value of such Investments in such Restricted Subsidiary at the time of such redesignation, as determined in good faith by the Company's Board of Directors, including a majority of the Company's Disinterested Directors, whose determination shall be conclusive and evidenced by a resolution of such Board; and
                 (E) $25,000,000.

                 (b) Notwithstanding the foregoing, the above limitations will not prevent (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the provisions hereof; (ii) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other shares of Capital Stock (other than Disqualified Stock) of the Company; and (iii) any dividend or other distribution payable from a Subsidiary to the Company or any Restricted Subsidiary.

SECTION 4.11.    Limitation on Sale of Assets.

                 (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless:

                          (i) the Company (or its Restricted Subsidiaries, as
                 the case may be) receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors and evidenced by a resolution of such Board, including a majority of the Company's Disinterested Directors, in the case of any Asset Sales or series of related Asset Sales having a fair market value of $20,000,000 or greater);

                          (ii) at least 75% of the proceeds from such Asset
                 Sale consist of cash, cash equivalents or property, equipment, leasehold interests or other assets used in the Oil and Gas Business; and

                          (iii) the Net Available Proceeds received by the
                 Company (or its Restricted Subsidiaries, as the case may be) from such Asset Sale are applied in accordance with paragraphs
                 (b) or (c) hereof.

                 (b) The Company may apply such Net Available Proceeds within 365 days after receipt of Net Available Proceeds from any Asset Sale, to: (i) the repayment of Indebtedness of the Company under a Bank Credit Facility or other Senior Indebtedness, including any mandatory redemption or repurchase or optional redemption of the Existing Notes or the Securities; (ii) make an Investment in assets used in the Oil and Gas Business; or (iii) develop by drilling the Company's oil and gas reserves.

                 (c) If, upon completion of the 365-day period referred to above, any portion of the Net Available Proceeds of any Asset Sale shall not have been applied by the Company as described in clauses (i), (ii) or (iii) of the immediately preceding paragraph and such remaining Net Available Proceeds, together with any remaining net cash proceeds from any prior Asset Sale (such aggregate constituting "Excess Proceeds"), exceed $15,000,000, then the Company will be obligated to make an offer (the "Net Proceeds Offer") to purchase the Securities and any other Senior Indebtedness in respect of which such an offer to purchase is required to be made concurrently with the Net Proceeds Offer having an aggregate principal amount equal to the Excess Proceeds (such purchase to be made on a pro rata basis if the amount available for such repurchase is less than the principal amount of the Senior Notes and other Senior Indebtedness tendered in such Net Proceeds Offer) at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest on the Securities and other Senior Indebtedness so repurchased to the date of repurchase. Upon the completion of the Net Proceeds Offer, the amount of Excess Proceeds will be reset to zero.

                 (d) The Company shall commence a Net Proceeds Offer by preparing and mailing a notice to the Trustee, the Paying Agent and each Holder as of such record date as the Company shall establish (upon written notice to the Trustee). Notice of a Net Proceeds Offer to purchase the Securities will be made on behalf of the Company not less than 25 Business Days nor more than 60 Business Days before the payment date of the Net Proceeds Offer (the "Net Proceeds Payment Date"), and shall set forth the Net Proceeds Offer Amount and the Net Proceeds Payment Date and refer to and summarize the material points contained in Sections 4.11(d) and (e) hereof. Securities tendered to the

Company pursuant to a Net Proceeds Offer will cease to accrue interest after the Net Proceeds Payment Date. For purposes of this covenant, the term "Net Proceeds Offer Amount" means the principal of outstanding Securities in an aggregate principal amount equal to any remaining Net Available Proceeds (rounded to the next lowest $1,000). If the Net Proceeds Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest payable on such interest payment date will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Net Proceeds Offer.

                 (e)      On the Net Proceeds Payment Date, the Company will
(i) accept for payment Securities and any other Senior Indebtedness in respect of which such an offer to purchase is required to be made concurrently with the Net Proceeds Offer or portions thereof pursuant to the Net Proceeds Offer in an aggregate principal amount equal to the Net Proceeds Offer Amount or such lesser amount as has been tendered, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities and such other Senior Indebtedness or portions thereof so tendered in an aggregate principal amount equal to the Net Proceeds Offer Amount or such lesser amount, including any accrued and unpaid interest thereon, and (iii) deliver or cause to be delivered to the Trustee, Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. If the aggregate principal amount of Securities and such other Senior Indebtedness tendered exceeds the Net Proceeds Offer Amount, the Trustee will select the Securities and other Senior Indebtedness to be purchased (in integral multiples of $1,000) on a pro rata basis based on the principal amount of Securities and other Senior Indebtedness so tendered and notify the Company, the Registrar and the Paying Agent. The Paying Agent, upon instruction of the Company, will promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price (representing those funds received pursuant to clause (ii) of this Section 4.11(e)), and the Company will execute and the Trustee will promptly authenticate and mail or make available for delivery to Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted will be promptly mailed or delivered to the Holder thereof by the Company, or, if the Company so directs the Trustee, by the Trustee on behalf of the Company at the Company's expense. The Company will publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this Section 4.11, the Trustee will act as the Paying Agent.

                 (f) The Company will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any Net Proceeds Offer.

                 (g) During the period between any Asset Sale and the application of the Net Available Proceeds therefrom in accordance with this covenant, all Net Available Proceeds shall be maintained in a segregated account and shall be invested in Permitted Financial Investments.

                 (h) Notwithstanding the foregoing, the Company will not and will not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale of any of the Capital Stock of a Restricted Subsidiary except pursuant to an Asset Sale of all of the Capital Stock of such Restricted Subsidiary.

SECTION 4.12.    Limitation on Liens Securing Indebtedness.

                 The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) upon any of their respective properties securing
(i) any Indebtedness of the Company, unless the Securities are equally and ratably secured or (ii) any Indebtedness of any Restricted Subsidiary, unless the Guarantees are equally and ratably secured; provided, that if such Indebtedness is expressly subordinated to the Securities or the Guarantees, the Lien securing such Indebtedness will be subordinated and junior to any Lien securing the Securities or the Guarantees, with the same relative priority as such Subordinated Indebtedness of the Company or Subordinated Indebtedness of a Restricted Subsidiary will have with respect to the Securities or the Guarantees, as the case may be.

SECTION 4.13.    Limitation on Sale/Leaseback Transactions.

                 The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or any Wholly Owned Restricted Subsidiary) unless (i) the Company or such Restricted Subsidiary, as the case may be, would be able to incur Indebtedness in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction in accordance with
Section 4.09 or (ii) the Company or such Restricted Subsidiary receives proceeds from such Sale/Leaseback Transaction at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors, whose determination in good faith, evidenced by a resolution of such Board shall be conclusive) and such proceeds are applied in the same manner and to the same extent as Net Available Proceeds and Excess Proceeds from an Asset Sale.

SECTION 4.14.    Limitation on Payment Restrictions Affecting Subsidiaries.

                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to (i) pay dividends or make any other distributions on its Capital Stock or on any other interest or participation in the Company or a Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or a Restricted Subsidiary of the Company; (iii) make loans or advances to the Company or a Restricted Subsidiary of the Company; or (iv) transfer any of its properties or assets to the Company or a Restricted Subsidiary of the Company (each, a "Payment Restriction"), except for (a) encumbrances or restrictions under a Bank Credit Facility; provided, that any Payment Restrictions thereunder (other than, with respect to (iv) above, customary restrictions in security agreements or other loan documents thereunder securing or governing Indebtedness of a Restricted Subsidiary) may be imposed only upon the acceleration of the maturity of the Indebtedness thereunder; (b) consensual encumbrances or consensual restrictions binding upon any Person at the time such Person becomes a Restricted Subsidiary of the Company (unless the agreement creating such consensual encumbrances or consensual restrictions was entered into in connection with, or in contemplation of, such entity becoming a Restricted Subsidiary); (c) consensual encumbrances or consensual restrictions under any agreement that refinances or replaces any agreement described in clauses (a) and (b) above, provided that the terms and conditions of any such restrictions are in the aggregate no less favorable to the holders of the Securities than those under the agreement so refinanced or replaced; and (d) customary non-assignment provisions in leases, purchase money financings and any encumbrance or restriction due to applicable law.

SECTION 4.15.    Limitation on Transactions with Affiliates.

                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions (including, without limitation, the sale, purchase or lease of any assets or properties or the rendering of any services) with any Affiliate or beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of 10% or more of the Company's common stock (other than with a Wholly Owned Restricted Subsidiary of the Company) (an "Affiliate Transaction"), on terms that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unrelated Person. In addition, the Company will not, and will not permit any Restricted Subsidiary of the Company to, enter into an Affiliate Transaction, or any series of related Affiliate Transactions having a value of (a) more than $5,000,000 unless a majority of the Board of Directors of the Company (including a majority of the Company's Disinterested Directors) determines in good faith, as evidenced by a resolution of such Board, that such Affiliate Transaction or series of related Affiliate Transactions is fair to the Company; or (b) more than $25,000,000, unless the Company receives a written opinion from a nationally recognized investment banking firm with total assets in excess of $1.0 billion that such transaction or series of transactions is fair to the Company from a financial point of view.

SECTION 4.16.    Change of Control.

                 (a) Following the occurrence of any Change of Control, the Company shall offer (a "Change of Control Offer") to purchase all outstanding Securities at a purchase price equal to 101% of the aggregate outstanding principal amount of the Securities, plus accrued and unpaid interest on the Securities so purchased to the date of purchase. The Change of Control Offer shall be deemed to have commenced upon mailing of the notice described in the next succeeding paragraph and shall terminate 20 Business Days after its commencement, unless a longer offering period is required by law. Promptly after the termination of the Change of Control Offer (the "Change of Control Payment Date"), the Company shall purchase and mail or deliver payment for all Securities tendered in response to the Change of Control Offer. If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest payable on such interest payment date will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Change of Control Offer.

                 (b) Within 15 days after any Change of Control, the Company (with notice to the Trustee and the Paying Agent), or the Trustee at the Company's request and expense, will mail or cause to be mailed to all Holders on the date of the Change of Control a notice prepared by the Company (the "Change of Control Notice") of the occurrence of such Change of Control and of the Holders' rights arising as a result thereof. The Change of Control Notice will contain all instructions and materials necessary to enable Holders to tender their Securities to the Company. The Change of Control Notice, which shall govern the terms of the Change of Control Offer, shall state: (1) that the Change of Control Offer is being made pursuant to this Section 4.16; (2) the purchase price and the Change of Control Payment Date; (3) that any Security not tendered will continue to accrue interest at the stated rate; (4) that any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date; (5) that Holders electing to have a Security purchased pursuant to any Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Change of Control Offer; (6) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have the Security purchased; and (7) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                 (c) On the Change of Control Payment Date, the Company shall, to the extent permitted by applicable law, (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Notice, (ii) if the Company appoints a depositary or Paying Agent, deposit with such depositary or Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. The depositary, the Company or the Paying Agent, as the case may be, shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price (representing those funds received pursuant to clause (ii) of this Section 4.16(c)), and the Trustee shall promptly authenticate and mail to each such Holder a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this
Section 4.16, the Trustee shall act as the Paying Agent.

                 (d) The Company will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any offer by the Company to purchase the Securities at the option of the Holders upon a Change of Control.

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01.    When Company May Merge, etc.

                 The Company shall not consolidate with or merge with or into any Person or sell, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:

                          (1) the Company survives such merger or the Person formed by such consolidation or into which the Company is merged or that acquires by sale, conveyance, transfer or other disposition, or which leases, all or substantially all of the assets of the Company is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or Canada or any province thereof, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on, all the Securities and the performance of every other covenant and obligation of the Company under this Indenture;

                          (2) immediately before and after giving effect to such transaction no Default or Event of Default exists;

                          (3) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Tangible Net Worth of the Company (or the surviving or transferee entity) is equal to or greater than the Consolidated Tangible Net Worth of the Company immediately before such transaction; and

                          (4) immediately after giving effect to such transaction on a pro forma basis, the Company (or the surviving or transferee entity) would be able to incur $1.00 of additional Indebtedness under the test described in Section 4.09(a) (other than Permitted Indebtedness).

                 In connection with any consolidation, merger, sale, conveyance, lease, transfer or other disposition contemplated by this Section 5.01, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

SECTION 5.02.    Successor Corporation Substituted.

                 Upon any consolidation, merger, lease, conveyance or transfer in accordance with Section 5.01, the Trustee shall be notified by the Company and the successor Person, and the successor Person formed by such consolidation or into which the Company is merged or to which such lease, conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Securities.

                                  ARTICLE SIX

                             DEFAULTS AND REMEDIES

SECTION 6.01.    Events of Default.

                 An "Event of Default" occurs upon:

                          (1) default by the Company or any Subsidiary Guarantor in the payment of principal of, or premium, if any, on the Securities when due and payable at maturity, upon repurchase pursuant to Section 4.11 or 4.16, upon acceleration or otherwise;

                          (2) default by the Company or any Subsidiary Guarantor in the payment of any installment of interest on the Securities when due and payable and continuance of such default for 30 days;

                          (3) default by the Company or any Subsidiary Guarantor in the deposit of any optional redemption payment, when and as due and payable pursuant to Article Three;

                          (4) default on any other Indebtedness (other than Non-Recourse Indebtedness and Unrestricted Subsidiary Indebtedness) of the Company, any Subsidiary Guarantor or any other Subsidiary (other than a Non-Recourse Subsidiary or an Unrestricted Subsidiary) if either (A) such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of $10.0 million or more individually or, taken together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, in the aggregate, or (B) such default results from the failure to pay when due principal of, premium, if any, or interest on, any such Indebtedness, after giving effect to any applicable grace period (a "Payment Default"), having a principal amount of $10.0 million or more individually or, taken together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate;

                          (5) default in the performance, or breach of, the covenants set forth in Section 4.10 and Article V, or in the performance, or breach of, any other covenant or agreement of the Company or any Subsidiary Guarantor in this Indenture and failure to remedy such default within a period of 45 days after written notice thereof from the Trustee or Holders of 25% of the principal amount of the outstanding Securities;

                          (6) the entry by a court of one or more judgments or orders for the payment of money against the Company, any Subsidiary Guarantor or any other Subsidiary (other than a Non-Recourse Subsidiary or an Unrestricted Subsidiary, provided that neither the Company nor any Restricted Subsidiary is liable, directly or indirectly, for such judgment or order) in an aggregate amount in excess of $10.0 million (net of applicable insurance coverage by a third party insurer which is acknowledged in writing by such insurer) that has not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof;

                          (7) a Guarantee by a Subsidiary Guarantor shall cease to be in full force and effect (other than a release of a Guarantee in accordance with Section 10.04) or any Subsidiary Guarantor shall deny or disaffirm its obligations with respect thereto;

                          (8) the Company or any Subsidiary (other than a Non-Recourse Subsidiary or an Unrestricted Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

                                  (A)      commences a voluntary case or
                          proceeding,

                                  (B)      consents to the entry of an order
                          for relief against it in an involuntary case or proceeding,

                                  (C)      consents to the appointment of a
                          Custodian of it or for all or substantially all of its property,

                                  (D)      makes a general assignment for the
                          benefit of its creditors, or

                                  (E)      admits in writing that it generally
                          is unable to pay its debts as the same become due; or

                          (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                  (A)      is for relief (with respect to the
                          petition commencing such case) against the Company or any Subsidiary (other than a Non-Recourse Subsidiary or an Unrestricted Subsidiary) in an involuntary case or proceeding,

                                  (B)      appoints a Custodian of the Company
                          or any Subsidiary (other than a Non- Recourse Subsidiary or an Unrestricted Subsidiary) or for all or substantially all of its property, or

                                  (C)      orders the liquidation of the
                          Company or any Subsidiary (other than a Non- Recourse Subsidiary or an Unrestricted Subsidiary),

                 and the order or decree remains unstayed and in effect for 60 days.

                 The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02.    Acceleration.

                 If an Event of Default (other than an Event of Default specified in clauses (8) or (9)) under Section 6.01 occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% of the principal amount of the outstanding Securities may declare the unpaid principal of and premium, if any, or the Change of Control purchase price if the Event of Default includes failure to pay the Change of Control purchase price, and accrued and unpaid interest on, all the Securities then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders), and upon any such declaration such principal, premium, if any, and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Securities to the contrary. If an Event of Default specified in clauses 8 or 9 above occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest on, the Securities then outstanding will become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

                 The Holders of a majority of the principal amount of the outstanding Securities, by written notice to the Company, the Subsidiary Guarantors and the Trustee, may rescind and annul a declaration of acceleration and its consequences if (1) the Company or any Subsidiary Guarantor has paid or deposited with such Trustee a sum sufficient to pay (A) all overdue installments of interest on all the Securities, (B) the principal of, and premium, if any, on any Securities that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Securities, (C) to the extent that payment of such interest is lawful, interest on the defaulted interest at the rate or rates prescribed therefor in the Securities, and (D) all money paid or advanced by the Trustee thereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; (2) all Events of Default, other than the non-payment of the principal of any Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture; and (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission will affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 6.03.    Other Remedies.

                 If an Event of Default occurs and is continuing, the Trustee may, but is not obligated to, pursue, in its own name and as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. If an Event of Default specified under clauses (8) or (9) of Section 6.01 occurs with respect to the Company at a time when the Company is the Paying Agent, the Trustee shall automatically assume the duties of Paying Agent.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04.    Waiver of Past Defaults.

                 Subject to Sections 6.07 and 9.02, the Holders of at least a majority of the principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in payment of principal or interest on the Securities, including any optional redemption payments or Change of Control or Net Proceeds Offer payments.

SECTION 6.05.    Control by Majority.

                 The Holders of a majority in principal amount of the Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on such Trustee, provided that (1) such direction is not in conflict with any rule of law or with this Indenture and (2) the Trustee may take any other action deemed proper by such Trustee that is not inconsistent with such direction.

SECTION 6.06.    Limitation on Remedies.

                 No Holder of any of the Securities will have any right to institute any proceeding, judicial or otherwise, or for the appointment of a receiver or trustee or pursue any remedy under this Indenture, unless:

                          (1) such Holder has previously given notice to the Trustee of a continuing Event of Default,

                          (2) the Holders of not less than 25% of the principal amount of the outstanding Securities have made written request to such Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture,

                          (3) such Holder or Holders have offered to such Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request,

                          (4) such Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any proceeding, and

                          (5) no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority of the principal amount of the outstanding Securities.

                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over other Holders.

SECTION 6.07.    Rights of Holders to Receive Payment.

                 Notwithstanding any other provision of this Indenture, the Holder of any Securities will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Securities on the stated maturity therefor and to institute suit for the enforcement of any such payment, and such right may not be impaired without the consent of such Holder.

SECTION 6.08.    Collection Suit by Trustee.

                 If an Event of Default in payment of principal, premium, if any, or interest specified in Section 6.01(1), (2) or (3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Subsidiary Guarantor for the whole amount of principal, premium, if any, and interest remaining unpaid with respect to the Securities, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and expenses of the Trustee, its agents and counsel.

SECTION 6.09.    Trustee May File Proofs of Claim.

                 (a) The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, the Subsidiary Guarantors, their creditors or their property and may collect and receive any money or securities or other property payable or deliverable on any such claims and to distribute the same.

                 (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.    Priorities.

                 If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                          First:  to the Trustee for amounts due under Section
                 7.07;

                          Second:  to Holders for amounts due and unpaid on the
                 Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                          Third:   to the Company.

                 The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.    Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.    Duties of Trustee.

                 (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                 (b)      Except during the continuance of an Event of Default:

                          (1) The Trustee need perform only those duties that are specifically set forth (or incorporated by reference) in this Indenture and no others.

                          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                          (1) This paragraph (c) does not limit the effect of paragraph (b) of this Section.

                          (2) The Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                          (3) The Trustee shall not be liable with respect to action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05, and the Trustee shall be entitled from time to time to request such a direction.

                 (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                 (e) The Trustee shall be under no obligation and may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.    Rights of Trustee.

                 Subject to Section 7.01:

                 (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                 (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

SECTION 7.03.    Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.    Trustee's Disclaimer.

                 The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any prospectus, offering or solicitation documents, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05.    Notice of Defaults.

                 If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder pursuant to Section 11.02 a notice of the Default within 90 days after it occurs. Except in the case of a Default in any payment on any Security, the Trustee may withhold the notice if and so long as the board of directors, executive committee or a trust committee of officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06.    Reports by Trustee to Holders.

                 Within 60 days after each April 1, beginning with the April 1 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such April 1 that complies with TIA Section 313(a), but only if such report is required in any year under TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

                 A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee in writing when the Securities become listed on any national securities exchange or of any delisting thereof.

SECTION 7.07.    Compensation and Indemnity.

                 The Company and the Subsidiary Guarantors jointly and severally agree to pay the Trustee from time to time reasonable compensation for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Subsidiary Guarantors jointly and severally agree to reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it. Such expenses shall include when applicable the reasonable compensation and expenses of the Trustee's agents and counsel.

                 The Trustee shall not be under any obligation to institute any suit, or take any remedial action under this Indenture, or to enter any appearance or in any way defend any suit in which it may be a defendant, or to take any steps in the execution of the trusts created hereby or thereby or in the enforcement of any rights and powers under this Indenture, until it shall be indemnified to its satisfaction against any and all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provisions of this Indenture, including compensation for services, costs, expenses, outlays, counsel fees and other disbursements, and against all liability not due to its negligence or willful misconduct. The Company and the Subsidiary Guarantors jointly and severally agree to indemnify the Trustee against any loss, liability or expenses incurred by it arising out of or in connection with the acceptance and administration of the trust and its duties hereunder as Trustee, Registrar and/or Paying Agent, including the costs and expenses of enforcing this Indenture against the Company (including with respect to this Section 7.07) and of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company and the Subsidiary Guarantors of any claim for which it may seek indemnity; however, unless the position of the Company is prejudiced by such failure, the failure of the Trustee to promptly notify the Company shall not limit its right to indemnification. The Company shall defend each such claim and the Trustee shall cooperate in the defense. The Trustee may retain separate counsel and the Company shall reimburse the Trustee for the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

                 Neither the Company nor the Subsidiary Guarantors shall be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or willful misconduct.

                 To secure the payment obligations of the Company and the Subsidiary Guarantors in this Section, the Trustee shall have a claim prior to that of the Holders of the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or Indebtedness of the Company.

                 When the Trustee incurs expenses or renders services after the occurrence of any Event of Default specified in Sections 6.01(8) or (9), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.    Replacement of Trustee.

                 The Trustee may resign by so notifying the Company and the Subsidiary Guarantors. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee, in writing. The Company may remove the Trustee if:

                          (1)     the Trustee fails to comply with Section
                                  7.10;

                          (2) the Trustee is adjudged a bankrupt or an insolvent;

                          (3) a receiver or other public officer takes charge of the Trustee or its property; or

                          (4) the Trustee becomes incapable of acting as Trustee hereunder.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Subsidiary Guarantors. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                 If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee shall comply with TIA Section 310(a)(5).

SECTION 7.09.    Successor Trustee by Merger, etc.

                 If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided such corporation or association shall be otherwise eligible and qualified under this Article.

SECTION 7.10.    Eligibility; Disqualification.

                 This Indenture shall always have a Trustee which satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall also comply with TIA Section 310(b).

SECTION 7.11.    Preferential Collection of Claims Against Company.

                 The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

SECTION 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance.

                 The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Securities, elect to exercise its rights pursuant to either
Section 8.02 or 8.03 with respect to all outstanding Securities upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.    Legal Defeasance and Discharge.

                 Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date all conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in
Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.03, 2.04, 2.06, 2.07, 2.10 and 4.04, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith (including, but not limited to, Section 7.07) and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Securities.

SECTION 8.03.    Covenant Defeasance.

                 Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in the second sentence of Section 4.02, Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, and
4.16 and Article Five with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(5), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, Sections 6.01(4) through 6.01(9) shall not constitute Events of Default.

SECTION 8.04.    Conditions to Legal or Covenant Defeasance.

                 The following shall be the conditions to application of either
Section 8.02 or Section 8.03 to the outstanding Securities:

                 (a) The Company shall irrevocably have deposited or cause to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in U.S. Legal Tender in an amount, or (b) non-callable U.S. Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Legal Tender in an amount, or
(c) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Securities on the Maturity Date or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest and in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable U.S. Government Securities to said payments with respect to the Securities.

                 (b) In the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                 (c) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                 (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Subsection 6.01(8) or 6.01(9) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                 (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound;

                 (f) In the case of any election under Section 8.02 or 8.03, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under
Section 8.02 or 8.03 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                 (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under
Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this Section 8.04.

SECTION 8.05. Deposited Money and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.

                 Subject to Section 8.06, all money and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Subsidiary Guarantor, if any, acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

                 Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any money or non-callable U.S. Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.    Repayment to Company.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security which is not subject to the last paragraph of Section 8.05 and has remained unclaimed for one year after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Securities shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.    Reinstatement.

                 If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or non-callable U.S. Government Securities in accordance with
Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.    Without Consent of Holders.

                 The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

                          (1)     to cure any ambiguity, defect or
                                  inconsistency;

                          (2)     to comply with Section 5.01;

                          (3) to reflect the addition or release of any Subsidiary Guarantor, as provided for by this Indenture;

                          (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                          (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder in any material respect.

                 Upon the request of the Company and the Subsidiary Guarantors, accompanied by a Board Resolution of the Company and of each Subsidiary Guarantor authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained. After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.02.    With Consent of Holders.

                 Except as provided below in this Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities with the written consent (including consents obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities on equal terms) of the Holders of at least a majority of the principal amount of the outstanding Securities.

                 Upon the request of the Company and the Subsidiary Guarantors, accompanied by a Board Resolution of the Company and each Subsidiary Guarantor authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the

Opinion of Counsel described in Section 9.06, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such supplemental indenture.

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 The Holders of a majority of the principal amount of the outstanding Securities may waive compliance in a particular instance by the Company or the Subsidiary Guarantors with any provision of this Indenture or the Securities (including waivers obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities, provided that in each case such offer or solicitation is made to all Holders of the then outstanding Securities on equal terms). However, without the consent of each Holder affected, an amendment or waiver under this Section may not:

                          (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

                          (2) reduce the rate or change the time for payment of interest, including default interest, on the Securities;

                          (3) reduce the principal amount of any Security or change the Maturity Date of the Securities;

                          (4) reduce the redemption price, including premium, if any, payable upon the redemption of any Security or change the time at which any Security may be redeemed;

                          (5) reduce the repurchase price, including premium, if any, payable upon the repurchase of any Security pursuant to Sections 4.11 or 4.16, or change the time at which any Security may or shall be repurchased thereunder;

                          (6) waive a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities;

                          (7) make any Security payable in money other than that stated in the Security;

                          (8) impair the right to institute suit for the enforcement of principal of, premium, if any, or principal on any Security pursuant to Sections 6.07 or 6.08, except as limited by Section 6.06; or

                          (9)     make any change in Section 6.04 or Section
                 6.07 or in this sentence of this Section 9.02.

                 The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

SECTION 9.03.    Compliance with Trust Indenture Act.

                 Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.    Revocation and Effect of Consents.

                 A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security.
However, until an amendment, supplement or waiver becomes effective, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security. For such revocation to be effective, the Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If the Company elects to fix a record date for such purpose, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consent from the Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective also shall have been given and not revoked within such 90-day period.

                 After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses
(1) through (9) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05.    Notation on or Exchange of Senior Notes.

                 If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06.    Trustee Protected.

                 The Trustee shall sign any amendment or supplement or waiver authorized pursuant to this Article if the amendment or supplement or waiver does not adversely affect the rights of the Trustee. If it does adversely affect the rights of the Trustee, the Trustee may but need not sign it. In signing such amendment or supplement or waiver the Trustee shall be entitled to receive, and (subject to Article Seven) shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement or waiver is authorized or permitted by and complies with this Indenture. The Company may not sign an amendment or supplement until the Boards of Directors of the Company and the Subsidiary Guarantors approve it.

                                  ARTICLE TEN

                                   GUARANTEES

SECTION 10.01.   Unconditional Guarantee.

                 Each Subsidiary Guarantor hereby, jointly and severally, fully and unconditionally guarantees, as principal obligor and not only as surety (such guarantee to be referred to herein as the "Guarantee"), to each Holder and to the Trustee the due and punctual payment of the principal of, premium, if any, and interest on the Securities and all other amounts due and payable under this Indenture and the Securities by the Company whether at maturity, by acceleration, redemption, repurchase or otherwise, including, without limitation, interest on the overdue principal of, premium, if any, and interest on the Securities, to the extent lawful, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 10.05.

                 Failing payment when due of any amount so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

SECTION 10.02.   Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

                 (a) Subject to paragraph (b) of this Section 10.02, no Subsidiary Guarantor may consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving entity or Person) another corporation, entity or Person unless (i) the entity or Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture, in a form reasonably satisfactory to the Trustee, under the Securities and this Indenture, (ii) immediately after such transaction, no Default or Event of Default exists, (iii) such Subsidiary Guarantor or the entity or Person formed by or surviving any such consolidation or merger will have Consolidated Tangible Net Worth (immediately after the transaction) equal to or greater than the Consolidated Tangible Net Worth of such Subsidiary Guarantor immediately preceding the transaction and (iv) the Company will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to
Section 4.09(a). In connection with any consolidation or merger contemplated by this Section 10.02, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. This
Section 10.02(a) will not prohibit a merger between Subsidiary Guarantors or a merger between the Company and a Subsidiary Guarantor.

                 (b) In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Guarantees; provided that in the event such sale or disposition constitutes an Asset Sale, the Net Available Proceeds of such sale or other disposition are applied in accordance with the provisions of this Indenture described under
Section 4.11.

SECTION 10.03.   Addition of Subsidiary Guarantors.

                 (a) The Company agrees to cause each Subsidiary that shall become a Restricted Subsidiary after the Issue Date to execute and deliver a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee the payment of the Securities pursuant to the terms hereof.

                 (b) Any Person that was not a Subsidiary Guarantor on the Issue Date may become a Subsidiary Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Subsidiary Guarantor and
(ii) an Opinion of Counsel and Officers' Certificate to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid and binding obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion and provided that no opinion need be rendered concerning the enforceability of the Guarantee).

SECTION 10.04.   Release of a Subsidiary Guarantor.

                 Upon the sale or disposition of a Subsidiary Guarantor (or substantially all of its assets), which is otherwise in compliance with the terms of this Indenture, including but not limited to the provisions of Section 10.02, such Subsidiary Guarantor shall be deemed released from all of its Guarantee and related obligations in this Indenture. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and an Opinion of Counsel certifying that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article Ten.

SECTION 10.05.   Limitation of Subsidiary Guarantor's Liability.

                 Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal, state or foreign law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 10.06, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. This Section 10.05 is for the benefit of the creditors of each Subsidiary Guarantor, and, for purposes of applicable fraudulent transfer and fraudulent conveyance law, any Indebtedness of a Subsidiary Guarantor pursuant to a Bank Credit Facility shall be deemed to have been incurred prior to the incurrence by such Subsidiary Guarantor of its liability under the Guarantee.

SECTION 10.06.   Contribution.

                 In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to the Guarantee.

SECTION 10.07.   Execution and Delivery of Guarantee.

                 To further evidence the Guarantees set forth in Section 10.01, each Subsidiary Guarantor hereby agrees that a notation relating to such Guarantee, in substantially the form of Exhibit A-1, shall be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of one Officer of each Subsidiary Guarantor.

                 Each of the Subsidiary Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation relating to such Guarantee.

                 If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Subsidiary Guarantor's Guarantee of such Security shall be valid nevertheless.

                 The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantor.

SECTION 10.08.   Severability.

                 In case any provision of this Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

SECTION 11.01.   Trust Indenture Act Controls.

                 Whether prior to or following the qualification of this Indenture under the TIA, if any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of TIA Section 318(c) upon an indenture qualified under the TIA, the imposed duties shall control under this Indenture.

SECTION 11.02.   Notices.

                 Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by certified or registered mail (return receipt requested), facsimile, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

                 If to the Company or any Subsidiary Guarantor:

                          Chesapeake Energy Corporation
                          6100 North Western Avenue
                          Oklahoma City, Oklahoma 73118

                          Attention:  Chief Financial Officer

                 If to the Trustee:

                          United States Trust Company of New York
                          114 West 47th Street
                          New York, New York  10036

                          Attention:  Corporate Trust Department

                 The Company or any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if faxed or telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                 Any notice or communication mailed to a Holder shall be mailed by first-class mail to the address for such Holder appearing on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                 If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company or any Subsidiary Guarantor mails notice or communications to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03.   Communication by Holders with Other Holders.

                 Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04.   Certificate and Opinion as to Conditions Precedent.

                 Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

                          (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, the conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                          (2) an Opinion of Counsel stating that, in the opinion of such counsel, such conditions precedent have been complied with.

SECTION 11.05.   Statements Required in Certificate or Opinion.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                          (1) a statement that each person making such certificate or opinion has read such covenant or condition;

                          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                          (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                          (4) a statement as to whether or not, in the opinion of each such person, such covenant or condition has been complied with.

SECTION 11.06.   Rules by Trustee and Agents.

                 The Trustee may make reasonable rules for actions taken by, or meetings or consents of, Holders. The Registrar or Paying Agent may make reasonable rules for its functions.

SECTION 11.07.   Legal Holidays.

                 A "Legal Holiday" is a Saturday, a Sunday, or a day on which banks and trust companies in the City of New York are not required by law or executive order to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, without additional interest.

SECTION 11.08.   Governing Law.

                 THIS INDENTURE AND THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.09.   No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Subsidiary Guarantor or any other Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.   No Recourse Against Others.

                 All liability described in Paragraph 20 of the Securities of any director, officer, employee or stockholder, as such, of the Company, the Subsidiary Guarantors or the Trustee is waived and released.

SECTION 11.11.   Successors.

                 All agreements of the Company and the Subsidiary Guarantors in this Indenture, the Securities and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12.   Duplicate Originals.

                 The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

SECTION 11.13.   Severability.

                 In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                                   SIGNATURES


                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.



                                       CHESAPEAKE ENERGY CORPORATION



                                       By:   /s/ AUBREY K. MCCLENDON
                                             ----------------------------------
                                             Name:    Aubrey K. McClendon
                                             Title:   Chairman and Chief
                                                      Executive Officer



                                       UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee



                                       By:   /s/ PETER C. GERRER
                                             ----------------------------------
                                             Name:    Peter C. Gerrer
                                             Title:   Vice President

                                       CHESAPEAKE OPERATING, INC.


                                       By:   /s/ MARCUS C. ROWLAND
                                             ----------------------------------
                                             Name:   Marcus C. Rowland
                                             Title:  Executive Vice President



                                   SUBSIDIARY GUARANTORS


                                       CHESAPEAKE ENERGY LOUISIANA CORPORATION
                                       CHESAPEAKE ACQUISITION CORPORATION
                                       CHESAPEAKE MID-CONTINENT CORP.
                                       CHESAPEAKE GOTHIC CORP.
                                       CHESAPEAKE MERGER CORP.
                                       HUGOTON ENERGY CORPORATION
                                       HUGOTON EXPLORATION CORPORATION
                                       CHESAPEAKE CANADA CORPORATION
                                       HEC TRADING COMPANY
                                       AMGAS CORPORATION
                                       TIFFANY GATHERING, INC.

                                       For each of the above:


                                       By:  /s/ MARCUS C. ROWLAND
                                            -----------------------------------
                                            Name:   Marcus C. Rowland
                                            Title:  Vice President



                                       CHESAPEAKE EXPLORATION LIMITED
                                       PARTNERSHIP CHESAPEAKE LOUISIANA, L.P.

                                       For each of the above:

                                       By:   Chesapeake Operating, Inc.,
                                             General Partner



                                             By:  /s/ MARCUS C. ROWLAND
                                                  -----------------------------
                                                  Name:    Marcus C. Rowland
                                                  Title:   Executive Vice
                                                           President

                                       ANSON GAS MARKETING, an Oklahoma General
                                         Partnership
                                       MID-CONTINENT GAS PIPELINE COMPANY

                                       For each of the above:

                                       By:   Chesapeake Mid-Continent Corp.,
                                             General Partner



                                             By: /s/ MARCUS C. ROWLAND
                                                 ------------------------------
                                                 Name:    Marcus C. Rowland
                                                 Title:   Vice President

                                                                       EXHIBIT A
                               [FACE OF SECURITY]

         [THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OR A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

         [THIS SECURITY (OR ITS PREDECESSOR) AND ANY GUARANTEE THEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                 (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"),

                 (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), (D) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

                 (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.](2)





____________________________

         (1)  This paragraph should be included in any Global Security.

         (2) This paragraph shall be included only if this Security is a Restricted Security.

                         CHESAPEAKE ENERGY CORPORATION

                    9 5/8% SERIES [A/B] SENIOR NOTE DUE 2005

No.                                                                   $_________
                                                              CUSIP No.165167AP2

         Chesapeake Energy Corporation, an Oklahoma corporation, promises to pay to _______________________ or registered assigns the principal sum of _________________ Dollars on April _______, 2005

         Interest Payment Dates: May 1 and November 1, commencing November 1,
1998

         Record Dates: April 15 and October 15

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

[Corporate Seal]                                CHESAPEAKE ENERGY CORPORATION

                                                By:
                                                    ---------------------------

                                                By:
                                                    ---------------------------

Trustee's Certificate of Authentication:

UNITED STATES TRUST COMPANY OF NEW YORK
as Trustee, certifies that this is one of the [Global]3
Securities referred to in the within-mentioned Indenture.

By
      -----------------------------
      Authorized Signatory





____________________________

         (3) If the Security is issued in global form, the term Global replaces the term Definitive.

                             [REVERSE OF SECURITY]

                         CHESAPEAKE ENERGY CORPORATION

                    9 5/8% SERIES [A/B] SENIOR NOTE DUE 2005

                 1. Interest. Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), promises to pay interest on the principal amount of this Security at 9 5/8% per annum from the Issue Date until maturity. The Company will pay interest semiannually on May 1 and November 1 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from the Issue Date; provided, that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 1, 1998. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate on the Securities then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. All references herein to interest shall include additional interest, if any, payable as liquidated damages pursuant to the Registration Rights Agreement.

                 2. Method of Payment. The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date immediately preceding the Interest Payment Date, even if such Securities are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Securities to the Paying Agent to collect principal payments. The Company will pay principal of, premium, if any, and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay such amounts by check payable in such money. It may mail an interest check to a Holder's registered address. Notwithstanding the foregoing, the Company shall pay or cause to be paid all amounts payable with respect to Restricted Securities or non-DTC eligible Securities by wire transfer of Federal funds to the account specified by the Holders of such Securities or, if no such account is specified, by check to each such Holder's address. If this Security is a Global Security, all payments in respect of this Security will be made to the Depositary or its nominee by wire transfer of immediately available funds to the account(s) specified by the Depositary or its nominee and in accordance with customary procedures established from time to time by the Depositary.

                 3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                 4. Indenture. The Company issued the Securities under an Indenture, dated as of April 1, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a complete statement of such terms. The Securities are limited to $500,000,000 aggregate principal amount.

                 5. Ranking and Guarantees. The Securities are general senior unsecured obligations of the Company. The Company's obligation to pay principal, premium, if any, and interest with respect to the Securities is unconditionally guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Ten of the Indenture. Certain limitations to the obligations of the Subsidiary Guarantors are set forth in further detail in the Indenture.

                 6. Optional Redemption. At any time on or after May 1, 2002, the Company may, at its option, redeem all or any portion of the Securities at the redemption prices (expressed as a percentage of the principal amount of the Securities to be redeemed) set forth below, plus, in each case, accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning May 1 of the years indicated below:

                    Year                                Percentage
                    ----                                ----------
                    2002  . . . . . . . . . . . . . .     104.813 %
                    2003  . . . . . . . . . . . . . .     102.406 %
                    2004 and thereafter . . . . . . .     100.000 %

Any redemption pursuant to this Paragraph 6 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

                 7. Equity Offering Redemption. In the event the Company consummates one or more Equity Offerings on or prior to May 1, 2001, the Company may, in its sole discretion, redeem up to $167,000,000 of the aggregate principal amount of the Securities with all or a portion of the aggregate net proceeds received by the Company from any such Equity Offering or Equity Offerings at a redemption price of 109.625% of the aggregate principal amount of Securities so redeemed, plus accrued and unpaid interest on the Securities so redeemed to the redemption date; provided, however, that (i) the date of any such redemption occurs within the 90-day period after the Equity Offering in respect of which such redemption is made and (ii) following each such redemption, at least $333,000,000 of the aggregate principal amount of the Securities remains outstanding. Any redemption pursuant to this Paragraph 7 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

                 8. Redemption at Make-Whole Price. At any time prior to May 1, 2002, the Company may, at its option, redeem all or any portion of the Securities at the Make-Whole Price plus accrued and unpaid interest on the Securities so redeemed to the date of redemption. Any redemption pursuant to this Paragraph 8 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

                 9. Notice of Redemption. Notice of redemption will be mailed to the Holder's registered address at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed.
If less than all Securities are to be redeemed, the Trustee shall select pro rata, by lot or, if the Securities are listed on any securities exchange, by any other method that the Trustee considers fair and appropriate and that complies with the requirements of such exchange, the Securities to be redeemed in multiples of $1,000; provided, however, that no Securities with a principal amount of $1,000 or less will be redeemed in part. Securities in denominations larger than $1,000 may be redeemed in part. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption (unless the Company shall default in the payment of the redemption price or accrued interest).

                 10. Change of Control Offer. In the event of a Change of Control of the Company, the Company shall be required to make an offer to purchase all or any portion of each Holder's Securities, at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

                 11. Net Proceeds Offer. In the event of certain Asset Sales (and Sale/Leaseback Transactions), the Company may be required to make a Net Proceeds Offer to purchase all or any portion of each Holder's Securities, at 100% of the principal amount thereof, plus accrued and unpaid interest to the Net Proceeds Payment Date.

                 12. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, the ability of the Company or the Restricted Subsidiaries to dispose of assets, to pay dividends and make certain other distributions and payments, to make certain investments or redeem, retire, repurchase or acquire for value shares of Capital Stock, to incur additional Indebtedness or incur encumbrances against certain property and to enter into certain transactions with Affiliates, all subject to certain limitations described in the Indenture.

                 13. Denominations, Transfer, Exchange. The Securities shall be issued in global form or in accordance with Section 2.06(f) of the Indenture, in definitive registered form, without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption. Also, it need not transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

                 14. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of it for all purposes and neither the Company, any Subsidiary Guarantor, the Trustee nor any Agent shall be affected by notice to the contrary.

                 15. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

                 16. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority of the outstanding principal amount of the Securities, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or to make any change that does not adversely affect the rights of any Holder.

                 17. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

                 18. Defaults and Remedies. An Event of Default generally is: default by the Company or any Subsidiary Guarantor for 30 days in payment of interest on the Securities; default by the Company or any Subsidiary Guarantor in payment of principal of, or premium, if any, on the Securities; failure by the Company to make any offer to purchase; default by the Company or any Subsidiary Guarantor in the deposit of any optional redemption payment when due and payable; defaults resulting in acceleration prior to maturity of certain other Indebtedness or resulting from payment defaults under certain other Indebtedness; failure by the Company or any Subsidiary Guarantor for 45 days after notice to comply with any of its other agreements in the Indenture; certain final judgments against the Company or Subsidiaries; a failure of any Guarantee of a Subsidiary Guarantor to be in full force and effect or denial by any Subsidiary Guarantor of its obligations with respect thereto; and certain events of bankruptcy or insolvency. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company, all outstanding Securities shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

                 19. Trustee Dealings with Company and Subsidiary Guarantors. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

                 20. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company, any Subsidiary Guarantor or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Security.

                 21. Authentication. This Security shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Security.

                 22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

                 23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

                 The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Chesapeake Energy Corporation, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, Attention: Chief Financial Officer.

                                ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to:





-------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. no.)



-------------------------------------------------------------------------------



-------------------------------------------------------------------------------



-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)

and irrevocably appoint __________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.




-------------------------------------------------------------------------------



Your Signature:
                 --------------------------------------------------------------
    (Sign exactly as your name appears on the other side of this Security)

Date:
      ---------------


Signature Guarantee:
                      --------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Indenture, check the appropriate box:

                      Section 4.11 [ ]   Section 4.16 [ ]

         If you want to have only part of this Security purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Indenture, state the amount in integral multiples of $1,000:

$
 ----------------

Date:                                      Signature:
     ---------------------                           --------------------------
                                                     (Sign exactly as your name
                                                     appears on the other side
                                                     of this Security)


Signature Guarantee:
                    -----------------------------------------------------------

                                                                     EXHIBIT A-1

                          FORM OF NOTATION ON SECURITY
                             RELATING TO GUARANTEE

         Each Subsidiary Guarantor (as defined in the Indenture), jointly and severally, has unconditionally guaranteed, as principal obligor and not only as a surety, to the Holder of this Security the due and punctual payment in United States dollars of the principal of, premium, if any, and interest (including liquidated damages, if any, payable pursuant to the Registration Rights Agreement) on the Securities, and all other amounts due and payable under the Indenture and the Securities by the Company, whether at maturity, by acceleration, redemption, repurchase or otherwise, including, without limitation, the due and punctual payment of interest on the overdue principal of, premium, if any, and interest on the Securities, to the extent lawful, all in accordance with the terms of Article Ten of the Indenture. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Indenture, dated as of April 1, 1998 (the "Indenture") among Chesapeake Energy Corporation, an Oklahoma corporation, the Subsidiary Guarantors named therein and United States Trust Company of New York, as trustee (the "Trustee"), or in the Securities of which this Guarantee is a part.

         The obligations of the Subsidiary Guarantors pursuant to the Guarantee are subject to the terms and limitations set forth in Article Ten of the Indenture, and reference is made thereto for the precise terms of the Guarantee.

                                     CHESAPEAKE OPERATING, INC.

                                     By:
                                         --------------------------------------
                                         Name: Marcus C. Rowland
                                         Title:   Executive Vice President

                                     CHESAPEAKE ENERGY LOUISIANA CORPORATION
                                     CHESAPEAKE ACQUISITION CORPORATION
                                     CHESAPEAKE MID-CONTINENT CORP.
                                     CHESAPEAKE GOTHIC CORP.
                                     CHESAPEAKE MERGER CORP.
                                     HUGOTON ENERGY CORPORATION
                                     HUGOTON EXPLORATION CORPORATION
                                     CHESAPEAKE CANADA CORPORATION
                                     HEC TRADING COMPANY
                                     AMGAS CORPORATION
                                     TIFFANY GATHERING, INC.

                                     For each of the above:


                                     By:
                                         --------------------------------------
                                         Name: Marcus C. Rowland
                                         Title:   Vice President





                                     A-1-1

                                     CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP
                                     CHESAPEAKE LOUISIANA, L.P.

                                     For each of the above:

                                     By:  Chesapeake Operating, Inc., General
                                          Partner


                                     By:
                                        ---------------------------------------
                                        Name: Marcus C. Rowland
                                        Title:   Executive Vice President


                                     ANSON GAS MARKETING, an Oklahoma General
                                     Partnership MID-CONTINENT GAS PIPELINE
                                     COMPANY

                                     For each of the above:

                                     By:  Chesapeake Mid-Continent Corp.,
                                          General Partner


                                     By:
                                          -------------------------------------
                                          Name:     Marcus C. Rowland
                                          Title:    Vice President





                                     A-1-2

                                                                       EXHIBIT B

          FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF NON-GLOBAL
               RESTRICTED SECURITY TO RESTRICTED GLOBAL SECURITY

United States Trust Company of New York,
         as Trustee
114 West 47th Street
New York, New York  10036

Attention:       Corporate Trust Administration

         Re:     Chesapeake Energy Corporation
                 9 5/8% Senior Notes due 2005 (the "Securities")

         Reference is hereby made to the Indenture, dated as of April 1, 1998 (the "Indenture"), among Chesapeake Energy Corporation, as Issuer, the Subsidiary Guarantors and United States Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to $____________ principal amount of Restricted Securities held in definitive form (CUSIP No. 165167AP2) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Securities.

         In connection with such request and in respect of such Securities, the Transferor does hereby certify that (i) such Securities are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with Rule 144A or Rule 144 under the United States Securities Act of 1933, as amended (the "Securities Act") and accordingly the Transferor does hereby further certify that:

                 (1)      if the transfer has been effected pursuant to Rule
         144A:

                          (A) the Securities are being transferred to a person that the Transferor reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion;

                          (B) such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A; and

                          (C) the Securities have been transferred in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States; or

                 (2)      if the transfer has been effected pursuant to Rule
         144:

                          (A) more than one year (or such shorter period as set forth in Rule 144(d) or any amendment thereto) has elapsed since the date of the closing of the initial placement of the Securities pursuant to the Purchase Agreement; and

                          (B) the Securities have been transferred in a transaction permitted by Rule 144 and made in accordance with any applicable securities laws of any state of the United States.

         We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                                     Dated:
                                           -----------------

                                     [Insert Name of Transferor]


                                     By:
                                          -------------------------------------
                                          Name:
                                          Title:

CC:      Chesapeake Energy Corporation

                                                                       EXHIBIT C


                      OFFICERS' CERTIFICATE OF NON-DEFAULT

                         CHESAPEAKE ENERGY CORPORATION


This Officers' Certificate is provided pursuant to Section 4.03(a) of the Indenture dated April 1, 1998 among Chesapeake Energy Corporation (the "Company"), the Subsidiary Guarantors named therein and United States Trust Company of New York, as Trustee (the "Indenture").

A review of the activities of the Company and the Subsidiaries during the preceding fiscal year ended December 31, _________ has been made under the supervision of the Officers signing below with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Indenture. In addition, each such Officer signing this certificate states that, to the best of such Officer's knowledge, the Company and each Subsidiary Guarantor has kept, observed, performed and fulfilled each and every covenant contained in the Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture. After reasonable inquiry, to the best of each such Officer's knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest, if any, on the Securities are prohibited. This Officers' Certificate is intended to comply with TIA 314(a)(4).

Additionally, each Officer signing below has read each covenant or condition set forth in the Indenture and has made such examination or investigation as is necessary, in the opinion of each such Officer, to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, which examination or investigation was conducted in the course of the Officers' routine operational management of the Company. In the opinion of each such Officer, each such covenant or condition has been complied with.

EXECUTED THIS __________ day of ______________________, _________.


                                  CHESAPEAKE ENERGY CORPORATION,
                                  a Delaware corporation


                                      *By:
                                          ------------------------------------

                                          ------------------------------------



                                       By:
                                          ------------------------------------

                                          ------------------------------------



-----------------
* This certificate must be signed by the principal executive, financial or accounting officer (as well as one other Officer).





                                      C-1